New Issue Marketing Materials

$ [600,344,000]

J.P. Morgan Alternative Loan Trust, 2006-A5 Pool 1 Certificates

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

U.S. Bank National Association

Master Servicer

J.P. Morgan Acquisition Corp.

Sponsor and Seller

J.P. Morgan Securities Inc.

Underwriter

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.

The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPALT 2006-A5 Preliminary Term Sheet – Pool 1

September 12, 2006

Contact List

JPMorgan MBS			Rating Agency Contacts
Origination:	Matthew Wong	212-834-5709	Standard & Poor’s	Peter McGinnis	212-438-7329
	Carla Schriver	212-834-5257

			Moody’s	Jason (Shuisheng) Shi	212-553-1709
Trading / Structuring	Greg Boester	212-834-2499
	Eric Norquist	212-834-2499

Please Direct All Questions to Matthew Wong matthew.e.wong@jpmorgan.com 212-834-5709 Carla Schriver carla.j.schriver@jpmorgan.com 212-834-5257

Pool 1 Bond Summary

$[600,344,000]

(Approximate, Subject to +/- 5% Variance)

J.P. Morgan Alternative Loan Trust

Mortgage Pass-Through Certificates, Series 2006-A5

Class(1)	Approximate Size ($)	Initial Coupon(2)	Est.WAL (yrs.) To Call(3)	Pmt. Window (Mths.) To Call	Approx. Initial C/E (%) (4)	Approx. Targeted C/E (%)(4)(5)	Expected Ratings Moody’s/S&P(4)
1-A-1	$175,000,000.00	1M LIBOR + [ ]	2.40	10/06 - 03/13	[16.70]	[14.90]	Aaa / AAA
1-A-2	$197,647,000.00	1M LIBOR + [ ]	1.00	10/06 - 12/08	[16.70]	[14.90]	Aaa / AAA
1-A-3	$61,766,000.00	1M LIBOR + [ ]	3.00	12/08 - 09/10	[16.70]	[14.90]	Aaa / AAA
1-A-4	$73,000,000.00	1M LIBOR + [ ]	5.66	09/10 - 03/13	[16.70	[14.90]	Aaa / AAA
1-A-5	$56,380,000.00	1M LIBOR + [ ]	2.40	10/06 - 03/13	[7.45]	[14.90]	Aaa/ AAA
1-M-1	$16,752,000.00	1M LIBOR + [ ]	4.45	11/09 - 03/13	[4.70]	[9.40]	Aa2 / AA
1-M-2	$10,966,000.00	1M LIBOR + [ ]	4.42	10/09 - 03/13	[2.90]	[5.80]	A2 / A
1-B-1	$5,787,000.00	1M LIBOR + [ ]	4.35	10/09 - 03/13	[1.95]	[3.90]	Baa2 / BBB
1-B-2	$3,046,000.00	1M LIBOR + [ ]	4.12	10/09 - 06/12	[1.45]	[2.90]	Baa3 / BBB-
Non-Offered Certificates
CE	$8,830,441.03	N/A	N/A	N/A	N/A	N/A	N/A

(1)

The classes listed hereby and described in this preliminary term sheet are the classes of certificates of J.P. Morgan Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-A5  that relate to a pool of mortgage loans that will be designated as “Pool 1.” No other classes of certificates related to the J.P. Morgan Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-A5 are described in this preliminary term sheet.

(2)

The floating rate margin on the Pool 1 Senior Certificates will double after the optional clean-up call date, if the call is not exercised.  The margin on the Pool 1 Mezzanine and Pool 1 Subordinate Certificates will increase by 1.5 after the optional clean-up call if the cal is not exercised.

(3)

Weighted average life calculated at the pricing speed and to the date on which and the optional clean-up call is first eligible to be exercised, each as set forth in Summary of Terms below.

(4)

Ratings and credit enhancement levels subject to change upon final confirmation from Moody’s and S&P. Credit enhancement levels include the initlal overcollateralization amount and targeted overcollateralization amount respectively.  The Senior Certificates, other than the Class 1-A-5 Certificates, benefit from additional credit support from the Class 1-A-5 Certificates.

(5)

Targeted credit enhancement level on any Distribution Date after the Step-Down Date on which a Trigger Event is not in effect.

Please see “Summary of Terms” herein for definitions of all capitalized terms used herein but not otherwise defined.

Structure

Overview

Pool 1 Senior Certificates

·

Interest will accrue on the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, and Class 1-A-5 Certificates (the “Pool 1 Senior Certificates”) at a rate, not to exceed 11.50%, of One-Month LIBOR plus a predetermined margin, subject to a cap equal to the Pool 1 Net WAC Cap (as defined herein), on an Actual/360 basis with 0 days delay.

·

The Pool 1 Senior Certificates will be entitled to all principal payments on each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, until these certificates have been paid in full.

·

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Pool 1 Senior Certificates will be entitled to receive principal based on their collective target credit enhancement level.

·

Realized losses allocable to the Pool 1 Senior Certificates, other than the Class 1-A-5 Certificates (the “Super Senior Certificates”) will be allocated to the Class 1-A-5 Certificates (the “Senior Support Certificates”) until the class principal amount of the Senior Support Certificates has been reduced to zero.

Mezzanine and Subordinate Certificates

·

The Class 1-M-1 and Class 1-M-2 Certificates (the “Pool 1 Mezzanine Certificates”) will have a higher priority than the Class 1-B-1 and Class 1-B-2 Certificates (the “Pool 1 Subordinate Certificates”).  Among the Pool 1 Mezzanine Certificates, the Class 1-M-2 Certificates will be subordinate to the Class 1-M-1 Certificates. Among the Pool 1 Subordinate Certificates, the Class 1-B-2 Certificates will be subordinate to the Class 1-B-1 Certificates.

·

Interest will accrue on the Pool 1 Mezzanine and Pool 1 Subordinate Certificates at a rate of One-Month LIBOR plus a predetermined margin, not to exceed 11.50%, subject to a cap equal to the Pool 1 Net WAC Rate, on an Actual/360 basis with 0 days delay.

·

On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Pool 1 Mezzanine and Pool 1 Subordinate Certificates will receive principal only in the event that the Pool 1 Senior Certificates have been paid in full on or prior to such date.

·

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Pool 1 Mezzanine and Pool 1 Subordinate Certificates will receive principal sequentially to their target credit enhancement level on the basis of their class distribution amount as calculated for the related Distribution Date.

Subordination of Class M and B Certificates

Priority of Payment

The initial enhancement percentages take into account the initial overcollateralization (“O/C”) amount of approximately [1.45]% of the Cut-off Date balance of the pool 1 mortgage loans.

On or after the Step-Down Date (provided a Trigger Event is not in effect) the O/C amount will step-down to approximately [2.90]% of the then current balance of the pool 1 mortgage loans, subject to an O/C floor of [0.50]% of the Cut-off Date balance of the pool 1 mortgage loans.

Pool 1 Senior Certificates(1) [16.70]% C/E Super Senior [7.45]% C/E Senior Support

Loss Allocation

Any realized losses on the mortgage loans will be allocated on any Distribution Date, first, to any excess interest that may be payable on the Class CE Certificates, second to the Overcollateralized Amount, third, to Net Swap Payments received under the Interest Rate Swap Agreement,  fourth to the Pool 1 Subordinate, and the Pool 1 Mezzanine, in reverse order of priority of distribution and fifth to the Class 1-A-5 Certificates.

Class 1-M-1 [4.70]% C/E
Class 1-M-2 [2.90]% C/E
Class 1-B-1 [1.95]% C/E
Class 1-B-2 [1.45]% C/E

Overcollateralization

Initial O/C Amount: Approximately [1.45]% of the Cut-off Date balance of the pool 1 mortgage loans.

Target O/C Amount: (a) On or after the Step-Down Date, provided a Trigger Event is not in effect, approximately [2.90]% of the then current pool 1 mortgage loan balance, subject to a floor of [0.50]% of the pool 1 mortgage loan balance as of the Cut-off Date.

Excess Spread Any excess spread will cover interest shortfalls and cumulative losses before being distributed to the holders of the Class CE Certificates.

(1) Pool 1 Senior Certificates share preferential right to receive interest over the Pool 1 Mezzanine and Pool 1 Subordinate Certificates

Trigger Event

A Trigger Event is in effect with respect to any Distribution Date on or after the Step-Down Date if either (i) the percentage obtained by dividing (x) the principal balance of the pool 1 mortgage loans that are 60 days or more delinquent or REO or in bankruptcy or in foreclosure as of the last day of the prior calendar month by (y) the principal balance of the related mortgage loans as of the last day of the prior calendar month, is greater than [ 47.62 ] (subject to rating agency approval)% of the pool 1 senior enhancement percentage for the related Distribution Date or if (ii) the cumulative realized losses on the pool 1 mortgage loans exceeds the percentage set forth in the following table:

Range of Distribution Dates (subject to rating agency approval)	Percentage (subject to rating agency approval)
October 2009 – September 2010	[ 0.60 ]%*
October 2010 – September 2011	[ 1.05 ]%*
October 2011 – September 2012	[ 1.45 ]%*
October 2012 and thereafter	[ 1.75 ]%

*

The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in the range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the first Distribution Date in the succeeding range.

Priority of Distributions

Distributions of Interest

On each Distribution Date, the Pool 1 Interest Remittance Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To cover any Net Swap Payments and any Swap Termination Payments (unless the Swap Provider is the defaulting party under the Swap Agreement) owed to the Swap Provider;

2.

To the Pool 1 Senior Certificates, the related Interest Distribution Amount;

3.

To the Pool 1 Senior Certificates, the related unpaid Interest Shortfall, if any;

4.

To the Class 1-M-1 Certificates, the Interest Distribution Amount allocable to such certificates;

5.

To the Class 1-M-2 Certificates, the Interest Distribution Amount allocable to such certificates;

6.

To the Class 1-B-1 Certificates, the Interest Distribution Amount allocable to such certificates;

7.

To the Class 1-B-2 Certificates, the Interest Distribution Amount allocable to such certificates;

Any Pool 1 Interest Remittance Amounts remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow for such Distribution Date in accordance with the priorities set forth below.  On any Distribution Date, any Net Interest Shortfalls for Pool 1 will first reduce Net Monthly Excess Cashflow and then will be allocated among the Pool 1 Senior Certificates, the Pool 1 Mezzanine Certificates and the Pool 1 Subordinate Certificates in reduction of the respective Interest Distribution Amounts on a pro rata basis based on the respective Interest Distribution Amounts for such Distribution Date without giving effect to Net Interest Shortfalls.

Distributions of Principal

On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Pool 1 Principal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To cover any Net Swap Payments and any Swap Termination Payments (unless the Swap Provider is the defaulting party under the Swap Agreement) owed to the Swap Provider, not previously paid with Interest Distributions.

2.

To the Pool 1 Senior Certificates, concurrently:

a.

approximately [89.999875841]%, concurrently:

i)

approximately [34.4886709643]% to the Class 1-A-1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

ii)

approximately [65.5113290357]%, sequentially, to the Class 1-A-2, Class 1-A-3, and Class 1-A-4 Certificates, in that order, until the Class Principal Amount thereof has been reduced to zero;

b.

approximately [10.000124159]%, to the Class 1-A-5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

3.

To the Class 1-M-1 Certificates, until the class principal amount thereof has been reduced to zero;

4.

To the Class 1-M-2 Certificates, until the class principal amount thereof has been reduced to zero;

5.

To the Class 1-B-1 Certificates, until the class principal amount thereof has been reduced to zero; and

6.

To the Class 1-B-2 Certificates, until the class principal amount thereof has been reduced to zero.

Any Pool 1 Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

On each Distribution Date, on or after the Step-Down Date and on which a Trigger Event is not in effect, the Pool 1 Principal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To cover any Net Swap Payments and any Swap Termination Payments (unless the Swap Provider is the defaulting party under the Swap Agreement) owed to the Swap Provider, not previously paid with Interest Distributions.

2.

To the Pool 1 Senior Certificates, the Pool 1 Senior Principal Distribution Amount, concurrently:

a.

approximately [89.999875841]%, concurrently:

i)

approximately [34.4886709643]% to the Class 1-A-1 Certificates, until the Class Principal Amount of each such class has been reduced to zero;

ii)

approximately [65.5113290357]% sequentially, to the Class 1-A-2, Class 1-A-3, and Class 1-A-4 Certificates, in that order, until the Class Principal Amount of each such class has been reduced to zero;

b.

approximately [10.000124159]%, to the Class 1-A-5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

3.

To the Class 1-M-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

4.

To the Class 1-M-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

5.

To the Class 1-B-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero; and

6.

To the Class 1-B-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero.

Any Pool 1 Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

Overcollateralization Provisions

On each Distribution Date, the Net Monthly Excess Cashflow, if any, will be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the Overcollateralization Amount at the Overcollateralization Target Amount.

With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid as follows:

1.

To the Swap Provider, any Swap Termination Payments owed to the Swap Provider;

2.

To the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Pool 1 Principal Distribution Amount in accordance with the priorities described above;

3.

To the Pool Class 1-A-5 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to each such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

4.

To the Class 1-M-1 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

5.

To the Class 1-M-1 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

6.

To the Class 1-M-2 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

7.

To the Class 1-M-2 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

8.

To the Class 1-B-1 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

9.

To the Class 1-B-1 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

10.

To the Class 1-B-2 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

11.

To the Class 1-B-2 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

12.

concurrently, to the holders of the Pool 1 Senior Certificates, pro rata based on related unreimbured Net interest Sshortfalls, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any;

13.

To the Class 1-M-1 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

14.

To the Class 1-M-2 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

15.

To the Class 1-B-1 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

16.

To the Class 1-B-2 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

17.

To the Pool 1 Senior Certificates first, pro rata based on the related Net WAC Cap Carryover Amounts outstanding, any Net WAC Cap Carryover Amounts for such Distribution Date and second to the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, in the order of seniority any Net WAC Cap Carryover Amounts for such Distribution Date (in each case after giving effect to amounts paid under the Swap agreement for such Distribution Date;

18.

To the Securities Administrator, the Custodian or the Trustee in respect of any unreimbursed expenses and indemnifications owing thereto;  and

19.

To the Class CE Certificates.

Interest Rate Swap Agreement

Under the swap agreement, on the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into a Swap Agreement with an initial notional amount of approximately [$609,174,441].  Under the Swap Agreement, prior to each Distribution Date, the supplemental interest trust will be obligated to pay an amount equal to the product of a) the related Notional Amount as set forth in the Swap Schedule b) approximately [5.20%], and c) a fraction, the numerator of which is 30 (or 26, in the case of the first Distribution Date) and the denominator of which is 360. The supplemental interest trust will be entitled to receive an amount equal to the product of a) the related Notional Amount as set forth in the Swap Schedule, b) one-month LIBOR, and c) a fraction, the numerator of which is the actual number of days in the related accrual period, and the denominator of which is 360. Only the net amount of the two obligations (the “Net Swap Payment”) will be paid by the appropriate party.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

On each Distribution Date, Net Swap Payments made by the Swap Provider to the supplemental interest trust to the Swap Account will be made as follows:

i.

to the Pool 1 Principal Remittance Amount, in an amount equal to the Realized Losses on the Pool 1 Mortgage Loans during the related Due Period;

ii.

up to a total amount necessary to maintain the applicable Overcollateraztion Target Amount, first to the Pool 1Senior Certificates, in accordance with the principal payment provisions described above in “Distributions of Principal”, and second, to the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, sequentially, in accordance with the principal payment provisions described above in “Distributions of Principal” in an amount necessary to maintain the applicable Overcollateralization Target Amount.

iii.

to the Pool 1 Senior Certificates, pro rata, any related unpaid interest shortfalls and accrued interest thereon;

iv.

to the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, in order of priority, any related unpaid interest shortfalls and accrued interest thereon;

v.

To the Senior Certificates, pro rata, any related unpaid Net Interest Shortfalls;

vi.

To the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, in order of priority, any related unpaid Net Interest Shortfalls.

vii.

To the Pool 1 Senior Certificates, pro rata, based on related Net WAC Cap Carryover Amounts outstanding any related unpaid Net WAC Cap Carryover Amounts;

viii.

To the Pool 1Mezzanine and Pool 1 Subordinate Certificates, in order of priority, any remaining unpaid Net WAC Cap Carryover Amounts;

ix.

From the Swap Account sequentially to the Class 1-A-5, Pool 1 Mezzanine and Pool 1 Subordinate Certificates, any Unpaid Realized Loss Amounts.

Amounts paid pursuant to (i), (ii), and (ix) may exceed cumulative Realized Losses incurred on the Pool 1 Mortgage Loans since the Cut-off Date.

Deal Summary

Issuing Entity	J.P. Morgan Alternative Loan Trust, 2006-A5
Pool 1 Offered Certificates

Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-M-1, Class 1-M-2, Class 1-B-1, and Class 1-B-2 Certificates are the “Pool 1 Offered Certificates”.  In addition to the Offered Certificates, the trust fund will issue a class of private classes of certificates, the Class CE Certificates.

	Pool 1 Senior Certificates or Pool 1 Class A Certificates:	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, and Class 1-A-5.
	Pool 1 Mezzanine Certificates :	Class 1-M-1, Class 1-M-2.
	Pool 1 Subordinate Certificates :	Class 1-B-1 and Class 1-B-2.
	LIBOR Certificates:	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-M-1, Class 1-M-2, Class 1-B-1, and Class 1-B-2.

Lead Underwriter	J.P. Morgan Securities, Inc.
Seller	J.P. Morgan Mortgage Acquisition Corp.
Depositor	J.P. Morgan Acceptance Corporation I
Trustee	HSBC Bank USA
Master Servicer	U.S. Bank National Association (the “Master Servicer”)
Servicers	JPMorgan Chase Bank, National Association, Greenpoint, PHH, and certain other servicers will act as a servicer of a portion of the mortgage loans.
Custodian	JPMorgan Chase Bank, N.A.
Swap Provider	JPMorgan Chase Bank, National Association
Cut-off Date	September 1, 2006.
Settlement Date	On or around September 29, 2006.
Optional Clean-Up Call

The Clean-Up Call option may be exercised on the first Distribution Date on which the current balance of the mortgage loans reaches 10% of its Cut-off Date balance and on each Distribution Date thereafter.

Pricing Prepayment Speed	30% Constant Prepayment Speed (“CPR”).

Summary of Terms

Administrative Fees

For any Distribution Date and pool is the sum of the servicing fee, master servicing fee, any applicable lender paid mortgage insurance fees, or any other administrative fees related to the mortgage loans in such pool.

Current Principal Balance	For any Distribution Date and Mortgage Loan, the stated principal balance of such Mortgage Loan as of the last day of the related Due Period.
Distribution Date	25th day of each month (or the next business day if the 25th is not a business day), commencing in October 2006.
Due Period

With respect to a Mortgage Loan and any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Interest Distribution Amount

With respect to each class of Pool 1 Offered Certificates entitled to interest and any Distribution Date, the amount of interest accrued during the related accrual period at the related certificate interest rate on the related class principal amount for such Distribution Date as reduced by such class’ share of Net Interest Shortfalls.

Interest Shortfall

With respect to any class of Pool 1 Offered Certificates entitled to interest and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such class on all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

Net Interest Shortfalls	With respect to any Distribution Date and Pool 1, an amount equal to the sum of a) any Net Prepayment Interest Shortfalls for Pool 1 for such Distribution Date, and b) Relief Act Reductions.
Net Monthly Excess Cashflow

For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the available distribution amount for Pool 1 for such Distribution Date over (y) the sum for such Distribution Date of (A) the Interest Distribution Amounts for the Pool 1 Certificates, (B) the Interest Shortfall for the Pool 1 Senior Certificates, (C) Net Swap Payment made by the Supplemental Interest Trust and any Swap Termination Payments (unless the Swap Provider is the defaulting party) and (D) the Pool 1 Principal Remittance Amount.

Net Prepayment Interest Shortfall

With respect to Pool 1 and any Distribution Date, the amount by which a prepayment interest shortfall for the related prepayment period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Purchase and Servicing Agreement, to cover such shortfall for such due period.

Net WAC Cap Carryover Amount

If on any Distribution Date the interest rate on any class of Certificates equals the Pool 1 Net WAC Cap, the sum of x) the amount of interest that would have been distributed to such class if the interest rate on the such class had not been limited by the Pool 1 Net WAC Cap, and y) the aggregate of such shortfalls from previous Distribution Dates together with accrued interest at the lesser of (a) LIBOR plus the applicable margin and (b) 11.50%.

Overcollateralization Amount

For any Distribution Date, the amount, if any, by which (x) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans exceeds (y) the sum of the aggregate class principal amount of the Pool 1 Certificates (other than the Class CE Certificates) as of such Distribution Date (assuming that 100% of the Pool 1 Principal Remittance Amount is applied as a principal payment on such Distribution Date). Initially, the Overcollateralization Amount will be approximately [1.45]% of the aggregate stated principal balance of the Pool 1Mortgage Loans as of the Cut-off Date.

Overcollateralization Deficiency Amount

With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Distribution Date (after giving effect to distributions in respect of the Pool 1 Principal Remittance Amount on such Distribution Date).

Overcollateralization Floor	With respect to any Distribution Date, an amount equal to the product of (i) 0.50% and (ii) the aggregate stated principal balance of the Pool 1 Mortgage Loans as of the Cut-off Date.
Overcollateralization Increase Amount	For any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.
Overcollateralization Release Amount

With respect to any Distribution Date, the lesser of (x) the Pool 1 Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Distribution Date over (2) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization Target Amount

With respect to any Distribution Date (1) prior to the Step-Down Date, approximately [1.45]% of the aggregate stated principal balance of the Pool 1 Mortgage Loans as of the Cut-off Date, or (2) on or after the Step-Down Date, (A) if a Trigger Event is not in effect, the greater of (x) [2.90]% of the aggregate Current Principal Balance of the Pool 1 Mortgage Loans and (y) the Overcollateralization Floor, and (B) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Pool 1 Basic Principal Distribution Amount

With respect to any Distribution Date, the excess of (i) the Pool 1 Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

Pool 1 Interest Remittance Amount

With respect to any Distribution Date, that portion of the available distribution amount for such Distribution Date attributable to interest received or advanced with respect to the Pool 1 Mortgage Loans and compensating interest paid by the Servicer or Master Servicer with respect to the Pool 1 Mortgage Loans.

Pool 1 Mezzanine Certificates	Class 1-M-1 and Class 1-M-2.
Pool 1 Net WAC Cap

For any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Pool 1 Mortgage Loans for the related accrual period, net of the sum of (i) Administrative Fees for Pool 1 and (ii) any Net Swap Payment or Swap Termination Payment (unless the Swap Provider is the defaulting party) made to the Swap Provider for such Distribution Date, and (y) the aggregate principal balance of the Pool 1 mortgage loans as of the first day of the applicable collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.  The Pool 1 Net WAC Cap shall not exceed the net mortgage rate of the Pool 1 Mortgage Loans.

Pool 1 Mortgage Loan	The conventional, adjustable rate mortgage loans secured by first liens on the Mortgaged Properties included in Pool 1 of the Issuing Entity as of the Closing Date.
Pool 1 Principal Distribution Amount

With respect to any Distribution Date, the sum of (i) the Pool 1Basic Principal Distribution Amount  for such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date.

Pool 1 Principal Remittance Amount

With respect to any Distribution Date, the portion of the available distribution amount equal to the sum of (i) all scheduled payments of principal collected or advanced on the Pool 1 Mortgage Loans by the Servicer or Master Servicer that were due during the related Due Period, (ii) the principal portion of each full and partial principal prepayment made by a borrower on a Pool 1 Mortgage Loan during the related Prepayment Period; (iii) each other unscheduled collection, including insurance proceeds and net liquidation proceeds representing or allocable to recoveries of principal of the Pool 1 Mortgage Loans received during the related prepayment period, including any subsequent recoveries on the Pool 1 Mortgage Loans, and (iv) the principal portion of the purchase price of each Pool 1 Mortgage Loan purchased due to a defect in documentation or a material breach of a representation and warranty with respect to such mortgage loan, (v) in connection with any optional purchase of the Pool 1 Mortgage Loans, the principal portion of the purchase price, up to the principal portion of the par value and (vi) amounts paid under the Swap Agreement to cover the Unpaid Realized Loss Amounts on the Pool 1 Mortgage Loans during the related Due Period.

Pool 1 Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, and Class 1-A-5.
Pool 1 Senior Enhancement Percentage

For any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Amount of the Pool 1 Mezzanine and Pool 1 Subordinate Certificates (after giving effect to the distribution of the Pool 1 Principal Distribution Amount on such Distribution Date) and (ii) the Overcollateralized Amount (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) by (y) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period.

Pool 1 Senior Principal Distribution Amount

For any applicable Distribution Date, an amount equal to the excess of (x) the aggregate class principal amount of the Pool 1 Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately [85.10]% and (2) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans and (B) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans minus the Overcollateralization Floor.

Pool 1 Subordinate Certificates	Class 1-B-1 and Class 1-B-2.
Realized Loss

With respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of such mortgage loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of liquidation proceeds applied to the principal balance of that mortgage loan. With respect to a mortgage loan subject to a deficient valuation, the excess of the principal balance of such mortgage loan over the principal amount as reduced in connection with the proceedings resulting in a deficient valuation. With respect to a mortgage loan subject to a debt service reduction, the present value of all monthly debt service reductions, discounted monthly at the applicable mortgage rate.

Relief Act Reductions

The amount of interest that would otherwise have been received with respect to any Mortgage Loan which was subject to a reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or any similar state law.

Step-Down Date

The earlier to occur of (1) the Distribution Date on which the aggregate class principal amount of the Pool 1 Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring October 2009 and (y) the first Distribution Date on which the Pool 1 Senior Enhancement Percentage is greater than or equal to approximately [14.90]% (as calculated prior to the distribution of Pool 1 Principal Distribution Amount  on the Pool 1 Mezzanine and Pool 1 Subordinate Certificates ).

Structuring Assumptions

The following assumptions, unless otherwise specified: (i) scheduled payments on all Pool 1 Mortgage Loans are received on the first day of each month beginning October 1, 2006, (ii) any principal prepayments on the Pool 1 Mortgage Loans are received on the last day of each month beginning in September 2006 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Pool 1 Mortgage Loans, (iv) optional termination of the Trust Fund does not occur, (v) prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Pool 1 Mortgage Loans prepay at the indicated constant percentages of CPR, (vii) the date of issuance for the Certificates is September [29], 2006, (viii) cash distributions are received by the Certificateholders on the 25th day of each month beginning in October 2006, (ix) there are no Net Interest Shortfalls on any Distribution Date, (x) 1-Month-LIBOR is constant at [5.330]%, (xi) 6-Month LIBOR is constant at [5.420]%, (xii) 1-Year LIBOR is held constant at [5.400]% and (xiii) 1-Year-CMT is held constant is [4.998]%.

Subordinate Class Principal Distribution Amount

With respect to any class of Pool 1 Subordinate Certificates  or Pool 1 Mezzanine Certificates  and Distribution Date, an amount equal to the excess of (x) the sum of (1) the class principal amount of such class of Certificates immediately prior to such Distribution Date and (2) the aggregate class principal amount of all classes of Certificates senior in right of payment to such class (after taking into account the payment of the Pool 1 Senior Principal Distribution Amount and related Subordinate Class Principal Distribution Amount, as applicable, on such Distribution Date) over (y) the lesser of (A) the product of (1) 100% minus the related Targeted C/E Percentage and (2) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans and (B) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans minus the Overcollateralization Floor.

Targeted C/E Percentage	For each Class of Certificates, the percentage as set forth in the table on page [2].
Unpaid Realized Loss Amount

For any class of Class 1-A-5, Pool 1 Mezzanine or Pool 1 Subordinate Certificates ,the portion of the aggregate allocated Realized Loss amount previously allocated to that class remaining unpaid from prior Distribution Dates.

Sensitivity Analysis

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds (to call)(1)

Prepayment Speed	10% CPR	20% CPR	25% CPR	30% CPR	35% CPR	40% CPR	50% CPR
Class 1-A-1 / 1-A-5
WAL (yrs)	7.50	3.82	2.97	2.40	1.96	1.64	1.17
Principal Window (months)	1 - 225	1 - 123	1 - 96	1 - 78	1 - 64	1 - 54	1 - 40
Class 1-A-2
WAL (yrs)	3.28	1.58	1.23	1.00	0.83	0.71	0.53
Principal Window (months)	1 - 92	1 - 44	1 - 34	1 - 27	1 - 23	1 - 19	1 - 14
Class 1-A-3
WAL (yrs)	10.05	4.90	3.80	3.00	2.39	2.02	1.50
Principal Window (months)	92 - 153	44 - 77	34 - 60	27 - 48	23 - 36	19 - 31	14 - 23
Class 1-A-4
WAL (yrs)	16.79	8.96	6.99	5.66	4.67	3.82	2.61
Principal Window (months)	153 - 225	77 - 123	60 - 96	48 - 78	36 - 64	31 - 54	23 - 40
Class 1-M-1
WAL (yrs)	12.91	6.66	5.26	4.45	3.96	3.71	3.32
Principal Window (months)	78 - 225	38 - 123	37 - 96	38 - 78	39 - 64	40 - 54	40 - 40
Class 1-M-2
WAL (yrs)	12.91	6.66	5.25	4.42	3.90	3.61	3.32
Principal Window (months)	78 - 225	38 - 123	37 - 96	37 - 78	38 - 64	38 - 54	40 - 40
Class 1-B-1
WAL (yrs)	12.82	6.59	5.19	4.35	3.85	3.52	3.28
Principal Window (months)	78 - 225	38 - 123	37 - 96	37 - 78	37 - 64	38 - 54	39 - 40
Class 1-B-2
WAL (yrs)	12.28	6.24	4.91	4.12	3.63	3.36	3.17
Principal Window (months)	78 - 206	38 - 110	37 - 86	37 - 69	37 - 58	37 - 49	38 - 39

(1) Based on the Structuring Assumptions and assuming that the optional call is exercised at the earliest possible date.

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds (to maturity)(1)

Prepayment Speed	10% CPR	20% CPR	25% CPR	30% CPR	35% CPR	40% CPR	50% CPR
Class 1-A-1 / 1-A-5
WAL (yrs)	7.89	4.14	3.24	2.62	2.16	1.80	1.27
Principal Window (months)	1 - 345	1 - 257	1 - 210	1 - 174	1 - 146	1 - 124	1 - 92
Class 1-A-2
WAL (yrs)	3.28	1.58	1.23	1.00	0.83	0.71	0.53
Principal Window (months)	1 - 92	1 - 44	1 - 34	1 - 27	1 - 23	1 - 19	1 - 14
Class 1-A-3
WAL (yrs)	10.05	4.90	3.80	3.00	2.39	2.02	1.50
Principal Window (months)	92 - 153	44 - 77	34 - 60	27 - 48	23 - 36	19 - 31	14 - 23
Class 1-A-4
WAL (yrs)	18.54	10.41	8.21	6.67	5.53	4.56	3.09
Principal Window (months)	153 - 345	77 - 257	60 - 210	48 - 174	36 - 146	31 - 124	23 - 92
Class 1-M-1
WAL (yrs)	13.54	7.12	5.65	4.76	4.24	3.95	3.91
Principal Window (months)	78 - 292	38 - 175	37 - 139	38 - 114	39 - 95	40 - 80	43 - 59
Class 1-M-2
WAL (yrs)	13.29	6.92	5.47	4.60	4.06	3.75	3.52
Principal Window (months)	78 - 267	38 - 153	37 - 122	37 - 99	38 - 82	38 - 69	40 - 51
Class 1-B-1
WAL (yrs)	12.85	6.62	5.21	4.37	3.87	3.54	3.29
Principal Window (months)	78 - 235	38 - 130	37 - 102	37 - 83	37 - 68	38 - 58	39 - 43
Class 1-B-2
WAL (yrs)	12.28	6.24	4.91	4.12	3.63	3.36	3.17
Principal Window (months)	78 - 206	38 - 110	37 - 86	37 - 69	37 - 58	37 - 49	38 - 39

(1)

Based on the Structuring Assumptions.

Swap Schedule

Distribution Date	Notional Amount ($)(1)
October 25, 2006	609,174,441.03
November 25, 2006	591,273,613.17
December 25, 2006	573,898,455.26
January 25, 2007	557,033,538.93
February 25, 2007	540,663,888.43
March 25, 2007	524,774,967.37
April 25, 2007	509,352,665.83
May 25, 2007	494,383,287.86
June 25, 2007	479,853,539.30
July 25, 2007	465,750,516.06
August 25, 2007	452,061,692.61
September 25, 2007	438,774,299.24
October 25, 2007	425,877,179.40
November 25, 2007	413,358,876.66
December 25, 2007	401,208,270.80
January 25, 2008	389,414,567.83
February 25, 2008	377,967,290.50
March 25, 2008	366,856,269.00
April 25, 2008	356,071,631.90
May 25, 2008	345,603,797.45
June 25, 2008	335,443,465.04
July 25, 2008	325,447,765.28
August 25, 2008	314,093,738.04
September 25, 2008	302,959,170.19
October 25, 2008	294,052,843.20
November 25, 2008	285,220,662.53
December 25, 2008	276,472,317.52
January 25, 2009	268,344,234.30
February 25, 2009	260,180,832.26
March 25, 2009	252,531,320.16
April 25, 2009	244,531,592.36
May 25, 2009	237,063,782.04
June 25, 2009	228,664,244.43
July 25, 2009	208,265,054.81
August 25, 2009	175,615,899.15
September 25, 2009	155,772,151.46
October 25, 2009	149,637,573.40
November 25, 2009	145,237,586.73
December 25, 2009	140,966,874.16
January 25, 2010	136,821,639.99
February 25, 2010	132,798,199.89
March 25, 2010	128,892,977.69
April 25, 2010	125,102,502.15
May 25, 2010	121,423,166.89
June 25, 2010	117,851,951.13
July 25, 2010	114,385,679.86
August 25, 2010	111,021,271.26
September 25, 2010	107,755,733.97
October 25, 2010	104,472,770.68
November 25, 2010	101,258,887.50
December 25, 2010	98,164,600.89
January 25, 2011	94,824,895.56
February 25, 2011	91,854,321.88
March 25, 2011	88,931,584.68
April 25, 2011	85,187,096.50
May 25, 2011	82,229,541.34
June 25, 2011	76,565,855.35
July 25, 2011	57,657,768.43
August 25, 2011	10,867,985.98
September 25, 2011	1,237,868.09

(1)

The notional amount for each Distribution Date was derived from the aggregate outstanding collateral balance of the Pool 1 mortgage loans for the accrual period related to such Distribution Date assuming the Structuring Assumptions and a prepayment assumption of 30% CPB.

Class 1-A-1 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Oct-06	11.500%	11.500%	11.500%	11.500%	11.500%
25-Nov-06	11.500	11.500	11.500	11.500	11.500
25-Dec-06	11.500	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.410	11.500	11.500	11.500	11.500
25-May-08	11.414	11.500	11.500	11.500	11.500
25-Jun-08	11.224	11.500	11.500	11.500	11.500
25-Jul-08	11.237	11.500	11.500	11.500	11.500
25-Aug-08	11.036	11.500	11.500	11.500	11.500
25-Sep-08	10.942	11.500	11.500	11.500	11.500
25-Oct-08	10.971	11.500	11.500	11.500	11.500
25-Nov-08	10.776	11.368	11.500	11.500	11.500
25-Dec-08	10.810	11.401	11.500	11.500	11.500
25-Jan-09	10.615	11.235	11.500	11.500	11.500
25-Feb-09	10.541	11.173	11.500	11.500	11.500
25-Mar-09	10.871	11.466	11.500	11.500	11.500
25-Apr-09	10.396	11.052	11.500	11.500	11.500
25-May-09	10.451	11.102	11.500	11.500	11.500
25-Jun-09	10.245	10.919	11.500	11.500	11.500
25-Jul-09	10.235	10.865	11.500	11.500	11.500
25-Aug-09	9.925	10.500	11.251	11.500	11.500
25-Sep-09	9.901	10.438	11.144	11.500	11.500
25-Oct-09	10.029	10.556	11.255	11.500	11.500
25-Nov-09	9.800	10.347	11.778	11.500	11.500
25-Dec-09	9.946	10.488	11.959	11.500	11.500
25-Jan-10	9.718	10.279	11.699	11.500	11.500
25-Feb-10	9.704	10.272	11.500	11.500	11.500
25-Mar-10	10.336	10.870	11.500	11.500	11.500
25-Apr-10	9.676	10.257	11.500	11.500	11.500
25-May-10	9.835	10.409	11.500	11.500	11.500
25-Jun-10	9.609	10.202	11.500	11.500	11.500
25-Jul-10	9.887	10.474	11.500	11.500	11.500
25-Aug-10	9.843	10.449	11.500	11.500	11.500
25-Sep-10	9.863	10.475	11.500	11.500	11.500
25-Oct-10	10.059	10.663	11.500	11.500	11.500
25-Nov-10	9.813	10.434	11.500	11.500	11.500
25-Dec-10	10.001	10.763	11.500	11.500	11.500
25-Jan-11	9.758	10.922	11.500	11.500	11.500
25-Feb-11	9.731	10.889	11.500	11.500	11.500
25-Mar-11	10.420	11.588	11.500	11.500	11.500
25-Apr-11	9.703	10.842	11.500	11.500	11.500
25-May-11	9.914	11.050	11.500	11.500	11.500
25-Jun-11	9.745	10.850	11.500	11.500	11.500
25-Jul-11	10.522	11.522	11.500	11.500	11.500
25-Aug-11	11.603	12.286	11.500	11.500	11.500
25-Sep-11	11.931	12.534	11.500	11.500	11.500
25-Oct-11	12.438	13.058	11.500	11.500	11.500
25-Nov-11	11.995	12.584	11.500	11.500	11.500
25-Dec-11	12.446	13.058	11.500	11.500	11.500
25-Jan-12	12.002	12.584	11.500	11.500	11.500
25-Feb-12	12.005	12.584	11.500	11.500	11.500
25-Mar-12	12.938	13.565	11.500	11.500	11.500
25-Apr-12	12.011	12.584	11.500	11.500	11.500
25-May-12	12.466	13.058	11.500	11.500	11.500
25-Jun-12	12.018	12.584	11.500	11.500	11.500
25-Jul-12	12.474	13.059	11.500	11.500	11.500
25-Aug-12	12.025	12.584	11.500	11.500	11.500
25-Sep-12	12.029	12.584	11.500	11.500	11.500
25-Oct-12	12.487	13.059	11.500	11.500	11.500
25-Nov-12	12.036	12.585	11.500	11.500	11.500
25-Dec-12	12.495	13.059	11.500	11.500	11.500
25-Jan-13	12.044	12.585	11.500	11.500	11.500
25-Feb-13	12.047	12.585	11.500	11.500	11.500
25-Mar-13	13.571	14.110	11.500	11.500	11.500
25-Apr-13	12.408	12.585	11.500	11.500
25-May-13	12.877	13.059	11.500	11.500
25-Jun-13	12.407	12.585	11.500	11.500
25-Jul-13	12.877	13.060	11.500	11.500
25-Aug-13	12.406	12.585	11.500	11.500
25-Sep-13	12.406	12.585	11.500	11.500
25-Oct-13	12.876	13.060	11.500	11.500
25-Nov-13	12.405	12.585	11.500	11.500
25-Dec-13	12.875	13.060	11.500	11.500
25-Jan-14	12.405	12.586	11.500	11.500
25-Feb-14	12.404	12.586	11.500	11.500
25-Mar-14	13.915	14.111	11.500	11.500
25-Apr-14	12.403	12.586	11.500	11.500
25-May-14	12.873	13.060	11.500	11.500
25-Jun-14	12.403	12.586	11.500	11.500
25-Jul-14	12.873	13.061	11.500	11.500
25-Aug-14	12.403	12.586	11.500	11.500
25-Sep-14	12.403	12.586	11.500	11.500
25-Oct-14	12.873	13.061	11.500
25-Nov-14	12.403	12.586	11.500
25-Dec-14	12.873	13.061	11.500
25-Jan-15	12.403	12.587	11.500
25-Feb-15	12.403	11.534	11.500
25-Mar-15	13.915	11.500	11.500
25-Apr-15	12.404	11.500	11.500
25-May-15	12.874	11.500	11.500
25-Jun-15	12.404	11.500	11.500
25-Jul-15	12.874	11.500	11.500
25-Aug-15	12.404	11.500	11.500
25-Sep-15	12.404	11.500	11.500
25-Oct-15	12.874	11.500	11.500
25-Nov-15	12.404	11.500	11.500
25-Dec-15	12.875	11.500	11.500
25-Jan-16	12.404	11.500	11.500
25-Feb-16	12.405	11.500	11.500
25-Mar-16	13.378	11.500	11.500
25-Apr-16	12.405	11.500	11.500
25-May-16	12.875	11.500	11.500
25-Jun-16	12.406	11.500	11.500
25-Jul-16	12.883	11.500	11.500
25-Aug-16	12.430	11.500	11.500
25-Sep-16	12.436	11.500	11.500
25-Oct-16	12.908	11.500	11.500
25-Nov-16	12.437	11.500	11.500
25-Dec-16	12.909	11.500	11.500
25-Jan-17	12.438	11.500
25-Feb-17	12.439	11.500
25-Mar-17	13.955	11.500
25-Apr-17	12.440	11.500
25-May-17	12.912	11.500
25-Jun-17	12.441	11.500
25-Jul-17	12.913	11.500
25-Aug-17	12.442	11.500
25-Sep-17	12.443	11.500
25-Oct-17	12.915	11.500
25-Nov-17	12.444	11.500
25-Dec-17	12.916	11.500
25-Jan-18	12.445	11.500
25-Feb-18	12.446	11.500
25-Mar-18	13.963	11.500
25-Apr-18	12.447	11.500
25-May-18	12.920	11.500
25-Jun-18	12.448	11.500
25-Jul-18	12.921	11.500
25-Aug-18	12.450	11.500
25-Sep-18	12.450	11.500
25-Oct-18	12.923	11.500
25-Nov-18	12.452	11.500
25-Dec-18	12.924	11.500
25-Jan-19	12.453	11.500
25-Feb-19	12.454	11.500
25-Mar-19	13.972	11.500
25-Apr-19	12.455	11.500
25-May-19	12.928	11.500
25-Jun-19	12.456	11.500
25-Jul-19	12.930	11.500
25-Aug-19	12.458	11.500
25-Sep-19	12.459	11.500
25-Oct-19	12.932	11.500
25-Nov-19	12.460	11.500
25-Dec-19	12.934	11.500
25-Jan-20	12.462	11.500
25-Feb-20	12.463	11.500
25-Mar-20	13.441	11.500
25-Apr-20	12.464	11.500
25-May-20	12.938	11.500
25-Jun-20	12.466	11.500
25-Jul-20	12.940
25-Aug-20	12.468
25-Sep-20	12.469
25-Oct-20	12.942
25-Nov-20	12.470
25-Dec-20	12.944
25-Jan-21	12.472
25-Feb-21	12.473
25-Mar-21	13.995
25-Apr-21	12.475
25-May-21	12.949
25-Jun-21	12.477
25-Jul-21	12.951
25-Aug-21	12.479
25-Sep-21	12.480
25-Oct-21	12.955
25-Nov-21	12.482
25-Dec-21	12.957
25-Jan-22	12.484
25-Feb-22	12.486
25-Mar-22	14.009
25-Apr-22	12.430
25-May-22	12.514
25-Jun-22	12.060
25-Jul-22	12.523
25-Aug-22	12.069
25-Sep-22	12.073
25-Oct-22	12.537
25-Nov-22	12.083
25-Dec-22	12.547
25-Jan-23	12.092
25-Feb-23	12.097
25-Mar-23	13.579
25-Apr-23	12.108
25-May-23	12.572
25-Jun-23	12.118
25-Jul-23	12.583
25-Aug-23	12.129
25-Sep-23	12.134
25-Oct-23	12.599
25-Nov-23	12.145
25-Dec-23	12.610
25-Jan-24	12.157
25-Feb-24	12.163
25-Mar-24	13.119
25-Apr-24	12.175
25-May-24	12.640
25-Jun-24	12.187
25-Jul-24	12.653
25-Aug-24	12.200
25-Sep-24	12.206
25-Oct-24	12.672
25-Nov-24	12.220
25-Dec-24	12.686
25-Jan-25	12.233
25-Feb-25	12.240
25-Mar-25	13.725
25-Apr-25	12.255
25-May-25	12.722
25-Jun-25	12.270
25-Jul-25	12.737
25-Aug-25	12.285
25-Sep-25	12.293
25-Oct-25	12.760
25-Nov-25	12.309
25-Dec-25	12.777
25-Jan-26	12.326
25-Feb-26	12.334
25-Mar-26	13.820

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-1 Certificates divided by b) the Class 1-A-1 balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-month LIBOR, 6-month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.34%.

Class 1-A-2 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Oct-06	11.500%	11.500%	11.500%	11.500%	11.500%
25-Nov-06	11.500	11.500	11.500	11.500	11.500
25-Dec-06	11.500	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.450	11.500	11.500	11.500	11.500
25-May-08	11.454	11.500	11.500	11.500	11.500
25-Jun-08	11.264	11.500	11.500	11.500	11.500
25-Jul-08	11.278	11.500	11.500	11.500	11.500
25-Aug-08	11.079	11.500	11.500	11.500	11.500
25-Sep-08	10.988	11.500	11.500	11.500	11.500
25-Oct-08	11.021	11.500	11.500	11.500	11.500
25-Nov-08	10.829	11.413	11.500	11.500	11.500
25-Dec-08	10.868	11.448	11.500	11.500	11.500
25-Jan-09	10.678	11.283	11.500	11.500
25-Feb-09	10.610	11.226	11.500	11.500
25-Mar-09	10.948	11.527	11.500	11.500
25-Apr-09	10.479	11.112	11.500	11.500
25-May-09	10.541	11.172	11.500	11.500
25-Jun-09	10.342	10.999	11.500	11.500
25-Jul-09	10.334	10.955	11.500	11.500
25-Aug-09	10.021	10.594	11.299
25-Sep-09	9.998	10.546	11.210
25-Oct-09	10.135	10.691	11.364
25-Nov-09	9.917	10.509	11.946
25-Dec-09	10.073	10.682	12.049
25-Jan-10	9.857	10.509	11.500
25-Feb-10	9.854	10.541	11.500
25-Mar-10	10.493	11.186	11.500
25-Apr-10	9.853	10.637	11.500
25-May-10	10.022	10.842	11.500
25-Jun-10	9.813	10.705
25-Jul-10	10.102	11.051
25-Aug-10	10.077	11.133
25-Sep-10	10.112	11.270
25-Oct-10	10.321	11.584
25-Nov-10	10.096	11.530
25-Dec-10	10.297	12.117
25-Jan-11	10.076	12.758
25-Feb-11	10.067	12.996
25-Mar-11	10.759	14.049
25-Apr-11	10.080	13.840
25-May-11	10.304	14.714
25-Jun-11	10.151	15.465
25-Jul-11	10.873	17.068
25-Aug-11	11.751	17.093
25-Sep-11	12.045	22.081
25-Oct-11	12.742
25-Nov-11	12.165
25-Dec-11	12.828
25-Jan-12	12.218
25-Feb-12	12.247
25-Mar-12	13.739
25-Apr-12	12.313
25-May-12	13.111
25-Jun-12	12.391
25-Jul-12	13.263
25-Aug-12	12.485
25-Sep-12	12.539
25-Oct-12	13.554
25-Nov-12	12.668
25-Dec-12	13.810
25-Jan-13	12.831
25-Feb-13	12.931
25-Mar-13	17.359
25-Apr-13	14.256
25-May-13	15.996
25-Jun-13	14.688
25-Jul-13	16.769
25-Aug-13	15.294
25-Sep-13	15.698
25-Oct-13	18.654
25-Nov-13	16.854
25-Dec-13	20.964
25-Jan-14	18.938
25-Feb-14	20.767
25-Mar-14	44.462
25-Apr-14	29.973
25-May-14	68.076

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-2 Certificates divided by b) the Class 1-A-2 balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.43%.

Class 1-A-3 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Oct-06	11.500%	11.500%	11.500%	11.500%	11.500%
25-Nov-06	11.500	11.500	11.500	11.500	11.500
25-Dec-06	11.500	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.410	11.500	11.500	11.500	11.500
25-May-08	11.413	11.500	11.500	11.500	11.500
25-Jun-08	11.222	11.500	11.500	11.500	11.500
25-Jul-08	11.233	11.500	11.500	11.500	11.500
25-Aug-08	11.030	11.500	11.500	11.500	11.500
25-Sep-08	10.932	11.500	11.500	11.500	11.500
25-Oct-08	10.957	11.500	11.500	11.500	11.500
25-Nov-08	10.758	11.368	11.500	11.500	11.500
25-Dec-08	10.787	11.399	11.500	11.500	11.500
25-Jan-09	10.588	11.232	11.500	11.500	11.500
25-Feb-09	10.509	11.167	11.500	11.500	11.500
25-Mar-09	10.831	11.453	11.500	11.500	11.500
25-Apr-09	10.351	11.039	11.500	11.500	11.500
25-May-09	10.401	11.083	11.500	11.500	11.500
25-Jun-09	10.190	10.896	11.500	11.500	11.500
25-Jul-09	10.177	10.836	11.500	11.500	11.500
25-Aug-09	9.867	10.467	11.251	11.500	11.500
25-Sep-09	9.841	10.399	11.140	11.500	11.500
25-Oct-09	9.964	10.507	11.243	11.500	11.500
25-Nov-09	9.728	10.288	11.759	11.500	11.500
25-Dec-09	9.869	10.420	11.944	11.500	11.500
25-Jan-10	9.634	10.201	11.694	11.500	11.500
25-Feb-10	9.614	10.184	11.500	11.500	11.500
25-Mar-10	10.244	10.773	11.500	11.500	11.500
25-Apr-10	9.572	10.145	11.500	11.500	11.500
25-May-10	9.727	10.290	11.500	11.500	11.500
25-Jun-10	9.495	10.073	11.500	11.500	11.500
25-Jul-10	9.769	10.336	11.500	11.500	11.500
25-Aug-10	9.717	10.298	11.500	11.500	11.500
25-Sep-10	9.731	10.313	11.500	11.500	11.500
25-Oct-10	9.924	10.493	11.500	11.500
25-Nov-10	9.670	10.251	11.500	11.500
25-Dec-10	9.856	10.562	11.500	11.500
25-Jan-11	9.607	10.681	11.500	11.500
25-Feb-11	9.576	10.644	11.500	11.500
25-Mar-11	10.267	11.339	11.500	11.500
25-Apr-11	9.538	10.584	11.500	11.500
25-May-11	9.748	10.789	11.500	11.500
25-Jun-11	9.578	10.590	11.500	11.500
25-Jul-11	10.381	11.290	11.500	11.500
25-Aug-11	11.544	12.154	11.500	11.500
25-Sep-11	11.879	12.408	11.500	11.500
25-Oct-11	12.317	12.854	11.500
25-Nov-11	11.927	12.457	11.500
25-Dec-11	12.307	12.900	11.500
25-Jan-12	11.923	12.491	11.500
25-Feb-12	11.922	12.509	11.500
25-Mar-12	12.690	13.458	11.500
25-Apr-12	11.919	12.548	11.500
25-May-12	12.283	13.037	11.500
25-Jun-12	11.916	12.591	11.500
25-Jul-12	12.273	13.102	11.500
25-Aug-12	11.913	12.640	11.500
25-Sep-12	11.911	12.666	11.500
25-Oct-12	12.260	13.216	11.500
25-Nov-12	11.909	12.724	11.500
25-Dec-12	12.250	13.305	11.500
25-Jan-13	11.906	12.790	11.500
25-Feb-13	11.904	12.826	11.500
25-Mar-13	13.013	14.784
25-Apr-13	12.156	12.907
25-May-13	12.487	13.588
25-Jun-13	12.144	13.001
25-Jul-13	12.469	13.734
25-Aug-13	12.133	13.113
25-Sep-13	12.127	13.176
25-Oct-13	12.443	14.008
25-Nov-13	12.115	13.322
25-Dec-13	12.426	14.240
25-Jan-14	12.104	13.501
25-Feb-14	12.098	13.606
25-Mar-14	13.083	16.852
25-Apr-14	12.087	13.861
25-May-14	12.384	15.115
25-Jun-14	12.076	14.195
25-Jul-14	12.386	15.674
25-Aug-14	12.089	14.654
25-Sep-14	12.096	14.955
25-Oct-14	12.416	16.995
25-Nov-14	12.110	15.789
25-Dec-14	12.438	18.528
25-Jan-15	12.124	17.204
25-Feb-15	12.132	11.712
25-Mar-15	13.212	11.500
25-Apr-15	12.149	11.500
25-May-15	12.499	11.500
25-Jun-15	12.166	11.500
25-Jul-15	12.527
25-Aug-15	12.185
25-Sep-15	12.195
25-Oct-15	12.573
25-Nov-15	12.217
25-Dec-15	12.606
25-Jan-16	12.240
25-Feb-16	12.252
25-Mar-16	13.087
25-Apr-16	12.278
25-May-16	12.703
25-Jun-16	12.307
25-Jul-16	12.755
25-Aug-16	12.361
25-Sep-16	12.385
25-Oct-16	12.861
25-Nov-16	12.427
25-Dec-16	12.927
25-Jan-17	12.474
25-Feb-17	12.499
25-Mar-17	14.183
25-Apr-17	12.556
25-May-17	13.132
25-Jun-17	12.620
25-Jul-17	13.235
25-Aug-17	12.695
25-Sep-17	12.736
25-Oct-17	13.422
25-Nov-17	12.831
25-Dec-17	13.576
25-Jan-18	12.943
25-Feb-18	13.007
25-Mar-18	15.609
25-Apr-18	13.158
25-May-18	14.116
25-Jun-18	13.346
25-Jul-18	14.433
25-Aug-18	13.588
25-Sep-18	13.736
25-Oct-18	15.106
25-Nov-18	14.114
25-Dec-18	15.778
25-Jan-19	14.659
25-Feb-19	15.033
25-Mar-19	21.896
25-Apr-19	16.151
25-May-19	19.780
25-Jun-19	18.370
25-Jul-19	25.039
25-Aug-19	24.889
25-Sep-19	37.341
25-Oct-19	650.814

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-3 Certificates divided by b) the Class 1-A-3 balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.34%.

Class 1-A-4 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Oct-06	11.500%	11.500%	11.500%	11.500%	11.500%
25-Nov-06	11.500	11.500	11.500	11.500	11.500
25-Dec-06	11.500	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.410	11.500	11.500	11.500	11.500
25-May-08	11.415	11.500	11.500	11.500	11.500
25-Jun-08	11.223	11.500	11.500	11.500	11.500
25-Jul-08	11.234	11.500	11.500	11.500	11.500
25-Aug-08	11.031	11.500	11.500	11.500	11.500
25-Sep-08	10.933	11.500	11.500	11.500	11.500
25-Oct-08	10.958	11.500	11.500	11.500	11.500
25-Nov-08	10.759	11.366	11.500	11.500	11.500
25-Dec-08	10.788	11.399	11.500	11.500	11.500
25-Jan-09	10.589	11.230	11.500	11.500	11.500
25-Feb-09	10.509	11.165	11.500	11.500	11.500
25-Mar-09	10.831	11.454	11.500	11.500	11.500
25-Apr-09	10.354	11.038	11.500	11.500	11.500
25-May-09	10.402	11.082	11.500	11.500	11.500
25-Jun-09	10.192	10.895	11.500	11.500	11.500
25-Jul-09	10.179	10.836	11.500	11.500	11.500
25-Aug-09	9.871	10.469	11.250	11.500	11.500
25-Sep-09	9.845	10.402	11.142	11.500	11.500
25-Oct-09	9.968	10.511	11.246	11.500	11.500
25-Nov-09	9.733	10.293	11.770	11.500	11.500
25-Dec-09	9.874	10.425	11.957	11.500	11.500
25-Jan-10	9.639	10.206	11.666	11.500	11.500
25-Feb-10	9.620	10.190	11.500	11.500	11.500
25-Mar-10	10.248	10.777	11.500	11.500	11.500
25-Apr-10	9.578	10.152	11.500	11.500	11.500
25-May-10	9.733	10.295	11.500	11.500	11.500
25-Jun-10	9.501	10.079	11.500	11.500	11.500
25-Jul-10	9.775	10.341	11.500	11.500	11.500
25-Aug-10	9.724	10.305	11.500	11.500	11.500
25-Sep-10	9.738	10.320	11.500	11.500	11.500
25-Oct-10	9.931	10.500	11.500	11.500	11.500
25-Nov-10	9.678	10.259	11.500	11.500	11.500
25-Dec-10	9.863	10.571	11.500	11.500	11.500
25-Jan-11	9.614	10.696	11.500	11.500	11.500
25-Feb-11	9.583	10.659	11.500	11.500	11.500
25-Mar-11	10.274	11.354	11.500	11.500	11.500
25-Apr-11	9.546	10.600	11.500	11.500	11.500
25-May-11	9.755	10.804	11.500	11.500	11.500
25-Jun-11	9.586	10.605	11.500	11.500	11.500
25-Jul-11	10.389	11.306	11.500	11.500	11.500
25-Aug-11	11.550	12.169	11.500	11.500	11.500
25-Sep-11	11.936	12.467	11.500	11.500	11.500
25-Oct-11	12.381	12.917	11.500	11.500	11.500
25-Nov-11	11.983	12.484	11.500	11.500	11.500
25-Dec-11	12.369	12.878	11.500	11.500	11.500
25-Jan-12	11.978	12.458	11.500	11.500	11.500
25-Feb-12	11.976	12.444	11.500	11.500	11.500
25-Mar-12	12.757	13.240	11.500	11.500	11.500
25-Apr-12	11.972	12.418	11.500	11.500	11.500
25-May-12	12.341	12.786	11.500	11.500	11.500
25-Jun-12	11.967	12.393	11.500	11.500	11.500
25-Jul-12	12.331	12.751	11.500	11.500	11.500
25-Aug-12	11.963	12.369	11.500	11.500	11.500
25-Sep-12	11.961	12.357	11.500	11.500	11.500
25-Oct-12	12.315	12.700	11.500	11.500	11.500
25-Nov-12	11.957	12.333	11.500	11.500	11.500
25-Dec-12	12.305	12.668	11.500	11.500	11.500
25-Jan-13	11.953	12.310	11.500	11.500	11.500
25-Feb-13	11.951	12.299	11.500	11.500	11.500
25-Mar-13	13.079	13.355	11.500	11.500	11.500
25-Apr-13	12.207	12.277	11.500	11.500
25-May-13	12.543	12.589	11.500	11.500
25-Jun-13	12.193	12.256	11.500	11.500
25-Jul-13	12.524	12.560	11.500	11.500
25-Aug-13	12.180	12.235	11.500	11.500
25-Sep-13	12.174	12.225	11.500	11.500
25-Oct-13	12.496	12.516	11.500	11.500
25-Nov-13	12.161	12.205	11.500	11.500
25-Dec-13	12.478	12.489	11.500	11.500
25-Jan-14	12.149	12.185	11.500	11.500
25-Feb-14	12.143	12.176	11.500	11.500
25-Mar-14	13.146	13.072	11.500	11.500
25-Apr-14	12.131	12.157	11.500	11.500
25-May-14	12.433	12.422	11.500	11.500
25-Jun-14	12.119	12.139	11.500	11.500
25-Jul-14	12.416	12.397	11.500	11.500
25-Aug-14	12.108	12.121	11.500	11.500
25-Sep-14	12.102	12.112	11.500	11.500
25-Oct-14	12.392	11.804	11.500
25-Nov-14	12.092	11.500	11.500
25-Dec-14	12.376	11.500	11.500
25-Jan-15	12.081	11.500	11.500
25-Feb-15	12.076	11.500	11.500
25-Mar-15	12.978	11.500	11.500
25-Apr-15	12.065	11.500	11.500
25-May-15	12.338	11.500	11.500
25-Jun-15	12.055	11.500	11.500
25-Jul-15	12.323	11.500	11.500
25-Aug-15	12.045	11.500	11.500
25-Sep-15	12.040	11.500	11.500
25-Oct-15	12.301	11.500	11.500
25-Nov-15	12.031	11.500	11.500
25-Dec-15	12.286	11.500	11.500
25-Jan-16	12.021	11.500	11.500
25-Feb-16	12.016	11.500	11.500
25-Mar-16	12.537	11.500	11.500
25-Apr-16	12.007	11.500	11.500
25-May-16	12.252	11.500	11.500
25-Jun-16	11.998	11.500	11.500
25-Jul-16	12.242	11.500	11.500
25-Aug-16	12.002	11.500	11.500
25-Sep-16	12.000	11.500	11.500
25-Oct-16	12.234	11.500	11.500
25-Nov-16	11.990	11.500	11.500
25-Dec-16	12.220	11.500	11.500
25-Jan-17	11.981	11.500
25-Feb-17	11.977	11.500
25-Mar-17	12.703	11.500
25-Apr-17	11.968	11.500
25-May-17	12.186	11.500
25-Jun-17	11.959	11.500
25-Jul-17	12.173	11.500
25-Aug-17	11.950	11.500
25-Sep-17	11.946	11.500
25-Oct-17	12.154	11.500
25-Nov-17	11.937	11.500
25-Dec-17	12.141	11.500
25-Jan-18	11.929	11.500
25-Feb-18	11.925	11.500
25-Mar-18	12.570	11.500
25-Apr-18	11.916	11.500
25-May-18	12.111	11.500
25-Jun-18	11.908	11.500
25-Jul-18	12.099	11.500
25-Aug-18	11.901	11.500
25-Sep-18	11.897	11.500
25-Oct-18	12.081	11.500
25-Nov-18	11.889	11.500
25-Dec-18	12.070	11.500
25-Jan-19	11.881	11.500
25-Feb-19	11.878	11.500
25-Mar-19	12.451	11.500
25-Apr-19	11.870	11.500
25-May-19	12.042	11.500
25-Jun-19	11.863	11.500
25-Jul-19	12.032	11.500
25-Aug-19	11.856	11.500
25-Sep-19	11.852	11.500
25-Oct-19	12.016	11.500
25-Nov-19	11.849	11.500
25-Dec-19	12.016	11.500
25-Jan-20	11.850	11.500
25-Feb-20	11.850	11.500
25-Mar-20	12.196	11.500
25-Apr-20	11.851	11.500
25-May-20	12.018	11.500
25-Jun-20	11.851	11.500
25-Jul-20	12.019
25-Aug-20	11.852
25-Sep-20	11.852
25-Oct-20	12.020
25-Nov-20	11.853
25-Dec-20	12.020
25-Jan-21	11.854
25-Feb-21	11.854
25-Mar-21	12.392
25-Apr-21	11.855
25-May-21	12.022
25-Jun-21	11.855
25-Jul-21	12.023
25-Aug-21	11.856
25-Sep-21	11.856
25-Oct-21	12.024
25-Nov-21	11.857
25-Dec-21	12.025
25-Jan-22	11.858
25-Feb-22	11.858
25-Mar-22	12.398
25-Apr-22	11.839
25-May-22	11.869
25-Jun-22	11.708
25-Jul-22	11.872
25-Aug-22	11.711
25-Sep-22	11.713
25-Oct-22	11.877
25-Nov-22	11.716
25-Dec-22	11.880
25-Jan-23	11.719
25-Feb-23	11.721
25-Mar-23	12.246
25-Apr-23	11.725
25-May-23	11.889
25-Jun-23	11.728
25-Jul-23	11.893
25-Aug-23	11.732
25-Sep-23	11.734
25-Oct-23	11.899
25-Nov-23	11.738
25-Dec-23	11.903
25-Jan-24	11.742
25-Feb-24	11.744
25-Mar-24	12.083
25-Apr-24	11.749
25-May-24	11.914
25-Jun-24	11.753
25-Jul-24	11.918
25-Aug-24	11.758
25-Sep-24	11.760
25-Oct-24	11.925
25-Nov-24	11.765
25-Dec-24	11.930
25-Jan-25	11.770
25-Feb-25	11.772
25-Mar-25	12.298
25-Apr-25	11.777
25-May-25	11.943
25-Jun-25	11.783
25-Jul-25	11.948
25-Aug-25	11.788
25-Sep-25	11.791
25-Oct-25	11.957
25-Nov-25	11.797
25-Dec-25	11.963
25-Jan-26	11.803
25-Feb-26	11.806
25-Mar-26	12.333

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-4 Certificates divided by b) the Class 1-A-4 balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.26%.

Class 1-A-5 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Oct-06	11.500%	11.500%	11.500%	11.500%	11.500%
25-Nov-06	11.500	11.500	11.500	11.500	11.500
25-Dec-06	11.500	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.409	11.500	11.500	11.500	11.500
25-May-08	11.414	11.500	11.500	11.500	11.500
25-Jun-08	11.223	11.500	11.500	11.500	11.500
25-Jul-08	11.236	11.500	11.500	11.500	11.500
25-Aug-08	11.035	11.500	11.500	11.500	11.500
25-Sep-08	10.941	11.500	11.500	11.500	11.500
25-Oct-08	10.971	11.500	11.500	11.500	11.500
25-Nov-08	10.775	11.365	11.500	11.500	11.500
25-Dec-08	10.810	11.399	11.500	11.500	11.500
25-Jan-09	10.615	11.232	11.500	11.500	11.500
25-Feb-09	10.541	11.171	11.500	11.500	11.500
25-Mar-09	10.869	11.465	11.500	11.500	11.500
25-Apr-09	10.397	11.050	11.500	11.500	11.500
25-May-09	10.451	11.099	11.500	11.500	11.500
25-Jun-09	10.245	10.917	11.500	11.500	11.500
25-Jul-09	10.235	10.864	11.500	11.500	11.500
25-Aug-09	9.926	10.500	11.249	11.500	11.500
25-Sep-09	9.902	10.439	11.144	11.500	11.500
25-Oct-09	10.031	10.558	11.256	11.500	11.500
25-Nov-09	9.803	10.349	11.785	11.500	11.500
25-Dec-09	9.949	10.491	11.966	11.500	11.500
25-Jan-10	9.721	10.282	11.685	11.500	11.500
25-Feb-10	9.707	10.275	11.500	11.500	11.500
25-Mar-10	10.338	10.872	11.500	11.500	11.500
25-Apr-10	9.680	10.260	11.500	11.500	11.500
25-May-10	9.838	10.412	11.500	11.500	11.500
25-Jun-10	9.613	10.206	11.500	11.500	11.500
25-Jul-10	9.891	10.477	11.500	11.500	11.500
25-Aug-10	9.847	10.453	11.500	11.500	11.500
25-Sep-10	9.868	10.479	11.500	11.500	11.500
25-Oct-10	10.064	10.667	11.500	11.500	11.500
25-Nov-10	9.818	10.438	11.500	11.500	11.500
25-Dec-10	10.006	10.769	11.500	11.500	11.500
25-Jan-11	9.764	10.933	11.500	11.500	11.500
25-Feb-11	9.737	10.900	11.500	11.500	11.500
25-Mar-11	10.424	11.598	11.500	11.500	11.500
25-Apr-11	9.709	10.853	11.500	11.500	11.500
25-May-11	9.919	11.060	11.500	11.500	11.500
25-Jun-11	9.751	10.861	11.500	11.500	11.500
25-Jul-11	10.527	11.533	11.500	11.500	11.500
25-Aug-11	11.607	12.298	11.500	11.500	11.500
25-Sep-11	11.977	12.581	11.500	11.500	11.500
25-Oct-11	12.491	13.112	11.500	11.500	11.500
25-Nov-11	12.042	12.632	11.500	11.500	11.500
25-Dec-11	12.498	13.112	11.500	11.500	11.500
25-Jan-12	12.048	12.631	11.500	11.500	11.500
25-Feb-12	12.051	12.631	11.500	11.500	11.500
25-Mar-12	12.997	13.625	11.500	11.500	11.500
25-Apr-12	12.058	12.631	11.500	11.500	11.500
25-May-12	12.518	13.111	11.500	11.500	11.500
25-Jun-12	12.064	12.630	11.500	11.500	11.500
25-Jul-12	12.526	13.111	11.500	11.500	11.500
25-Aug-12	12.071	12.630	11.500	11.500	11.500
25-Sep-12	12.075	12.630	11.500	11.500	11.500
25-Oct-12	12.538	13.110	11.500	11.500	11.500
25-Nov-12	12.082	12.630	11.500	11.500	11.500
25-Dec-12	12.547	13.110	11.500	11.500	11.500
25-Jan-13	12.089	12.629	11.500	11.500	11.500
25-Feb-13	12.093	12.629	11.500	11.500	11.500
25-Mar-13	13.636	14.173	11.500	11.500	11.500
25-Apr-13	12.457	12.628	11.500	11.500
25-May-13	12.933	13.109	11.500	11.500
25-Jun-13	12.457	12.628	11.500	11.500
25-Jul-13	12.932	13.108	11.500	11.500
25-Aug-13	12.456	12.627	11.500	11.500
25-Sep-13	12.455	12.627	11.500	11.500
25-Oct-13	12.931	13.108	11.500	11.500
25-Nov-13	12.454	12.627	11.500	11.500
25-Dec-13	12.930	13.107	11.500	11.500
25-Jan-14	12.453	12.626	11.500	11.500
25-Feb-14	12.453	12.626	11.500	11.500
25-Mar-14	13.984	14.171	11.500	11.500
25-Apr-14	12.452	12.625	11.500	11.500
25-May-14	12.927	13.106	11.500	11.500
25-Jun-14	12.450	12.625	11.500	11.500
25-Jul-14	12.927	13.105	11.500	11.500
25-Aug-14	12.450	12.624	11.500	11.500
25-Sep-14	12.450	12.624	11.500	11.500
25-Oct-14	12.927	13.104	11.500
25-Nov-14	12.450	11.934	11.500
25-Dec-14	12.927	11.500	11.500
25-Jan-15	12.450	11.500	11.500
25-Feb-15	12.450	11.500	11.500
25-Mar-15	13.982	11.500	11.500
25-Apr-15	12.450	11.500	11.500
25-May-15	12.927	11.500	11.500
25-Jun-15	12.450	11.500	11.500
25-Jul-15	12.927	11.500	11.500
25-Aug-15	12.450	11.500	11.500
25-Sep-15	12.450	11.500	11.500
25-Oct-15	12.926	11.500	11.500
25-Nov-15	12.449	11.500	11.500
25-Dec-15	12.926	11.500	11.500
25-Jan-16	12.449	11.500	11.500
25-Feb-16	12.449	11.500	11.500
25-Mar-16	13.436	11.500	11.500
25-Apr-16	12.449	11.500	11.500
25-May-16	12.926	11.500	11.500
25-Jun-16	12.450	11.500	11.500
25-Jul-16	12.933	11.500	11.500
25-Aug-16	12.474	11.500	11.500
25-Sep-16	12.480	11.500	11.500
25-Oct-16	12.959	11.500	11.500
25-Nov-16	12.481	11.500	11.500
25-Dec-16	12.960	11.500	11.500
25-Jan-17	12.481	11.500
25-Feb-17	12.482	11.500
25-Mar-17	14.020	11.500
25-Apr-17	12.482	11.500
25-May-17	12.961	11.500
25-Jun-17	12.483	11.500
25-Jul-17	12.962	11.500
25-Aug-17	12.484	11.500
25-Sep-17	12.484	11.500
25-Oct-17	12.963	11.500
25-Nov-17	12.485	11.500
25-Dec-17	12.964	11.500
25-Jan-18	12.485	11.500
25-Feb-18	12.486	11.500
25-Mar-18	14.026	11.500
25-Apr-18	12.487	11.500
25-May-18	12.966	11.500
25-Jun-18	12.487	11.500
25-Jul-18	12.967	11.500
25-Aug-18	12.488	11.500
25-Sep-18	12.488	11.500
25-Oct-18	12.968	11.500
25-Nov-18	12.489	11.500
25-Dec-18	12.969	11.500
25-Jan-19	12.490	11.500
25-Feb-19	12.490	11.500
25-Mar-19	14.032	11.500
25-Apr-19	12.491	11.500
25-May-19	12.971	11.500
25-Jun-19	12.492	11.500
25-Jul-19	12.972	11.500
25-Aug-19	12.493	11.500
25-Sep-19	12.493	11.500
25-Oct-19	12.974	11.500
25-Nov-19	12.495	11.500
25-Dec-19	12.976	11.500
25-Jan-20	12.496	11.500
25-Feb-20	12.497	11.500
25-Mar-20	13.492	11.500
25-Apr-20	12.499	11.500
25-May-20	12.980	11.500
25-Jun-20	12.501	11.500
25-Jul-20	12.982
25-Aug-20	12.502
25-Sep-20	12.503
25-Oct-20	12.985
25-Nov-20	12.505
25-Dec-20	12.987
25-Jan-21	12.507
25-Feb-21	12.508
25-Mar-21	14.055
25-Apr-21	12.510
25-May-21	12.992
25-Jun-21	12.512
25-Jul-21	12.994
25-Aug-21	12.514
25-Sep-21	12.516
25-Oct-21	12.998
25-Nov-21	12.518
25-Dec-21	13.000
25-Jan-22	12.520
25-Feb-22	12.521
25-Mar-22	14.070
25-Apr-22	12.465
25-May-22	12.551
25-Jun-22	12.088
25-Jul-22	12.560
25-Aug-22	12.097
25-Sep-22	12.102
25-Oct-22	12.574
25-Nov-22	12.112
25-Dec-22	12.584
25-Jan-23	12.122
25-Feb-23	12.127
25-Mar-23	13.634
25-Apr-23	12.137
25-May-23	12.610
25-Jun-23	12.148
25-Jul-23	12.621
25-Aug-23	12.159
25-Sep-23	12.164
25-Oct-23	12.637
25-Nov-23	12.176
25-Dec-23	12.649
25-Jan-24	12.187
25-Feb-24	12.193
25-Mar-24	13.167
25-Apr-24	12.206
25-May-24	12.680
25-Jun-24	12.218
25-Jul-24	12.692
25-Aug-24	12.231
25-Sep-24	12.238
25-Oct-24	12.713
25-Nov-24	12.252
25-Dec-24	12.726
25-Jan-25	12.266
25-Feb-25	12.273
25-Mar-25	13.784
25-Apr-25	12.288
25-May-25	12.763
25-Jun-25	12.303
25-Jul-25	12.779
25-Aug-25	12.318
25-Sep-25	12.327
25-Oct-25	12.803
25-Nov-25	12.343
25-Dec-25	12.820
25-Jan-26	12.360
25-Feb-26	12.369
25-Mar-26	13.883

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-5 Certificates divided by b) the Class 1-A-5 balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.28%.

Net WAC Cap and Effective Rate Schedule(1)

Payment Date	Net WAC Cap(%)(2)(3)	Effective Rate(%)(2)(4)
October 25, 2006	6.737	22.574
November 25, 2006	6.52	21.488
December 25, 2006	6.737	21.537
January 25, 2007	6.52	21.488
February 25, 2007	6.52	21.488
March 25, 2007	7.219	21.647
April 25, 2007	6.52	21.488
May 25, 2007	6.737	21.537
June 25, 2007	6.52	21.488
July 25, 2007	6.737	21.537
August 25, 2007	6.52	21.488
September 25, 2007	6.52	21.488
October 25, 2007	6.737	21.537
November 25, 2007	6.52	21.488
December 25, 2007	6.737	21.537
January 25, 2008	6.52	21.488
February 25, 2008	6.52	21.488
March 25, 2008	6.97	21.59
April 25, 2008	6.52	21.488
May 25, 2008	6.737	21.537
June 25, 2008	6.52	21.488
July 25, 2008	6.739	21.532
August 25, 2008	6.536	21.413
September 25, 2008	6.554	21.339
October 25, 2008	6.773	21.392
November 25, 2008	6.556	21.33
December 25, 2008	6.777	21.367
January 25, 2009	6.559	21.314
February 25, 2009	6.565	21.305
March 25, 2009	7.275	21.484
April 25, 2009	6.576	21.281
May 25, 2009	6.797	21.321
June 25, 2009	6.592	21.189
July 25, 2009	6.941	20.485
August 25, 2009	7.021	18.921
September 25, 2009	7.275	18.151
October 25, 2009	7.533	18.176
November 25, 2009	7.291	18.055
December 25, 2009	7.537	18.181
January 25, 2010	7.297	18.061
February 25, 2010	7.325	18.089
March 25, 2010	8.164	18.54
April 25, 2010	7.378	18.142
May 25, 2010	7.626	18.27
June 25, 2010	7.39	18.155
July 25, 2010	7.751	18.395
August 25, 2010	7.692	18.457
September 25, 2010	7.748	18.512
October 25, 2010	8.025	18.657
November 25, 2010	7.772	18.51
December 25, 2010	8.038	18.643
January 25, 2011	7.795	18.469
February 25, 2011	7.804	18.457
March 25, 2011	8.649	18.893
April 25, 2011	7.862	18.35
May 25, 2011	8.145	18.459
June 25, 2011	8.03	18.036
July 25, 2011	9.161	16.838
August 25, 2011	11.077	12.585
September 25, 2011	11.559	11.735
October 25, 2011	12.018	12.018
November 25, 2011	11.63	11.63
December 25, 2011	12.018	12.018
January 25, 2012	11.63	11.63
February 25, 2012	11.63	11.63
March 25, 2012	12.432	12.432
April 25, 2012	11.63	11.63
May 25, 2012	12.018	12.018
June 25, 2012	11.63	11.63
July 25, 2012	12.018	12.018
August 25, 2012	11.63	11.63
September 25, 2012	11.63	11.63
October 25, 2012	12.018	12.018
November 25, 2012	11.63	11.63
December 25, 2012	12.018	12.018
January 25, 2013	11.63	11.63
February 25, 2013	11.63	11.63
March 25, 2013	12.877	12.877

(1) Assumes a swap strike rate of 5.2%

(2) Assumes 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 20.00%.

(3) The indicated Net WAC Cap reflects no amounts paid to the Swap Counterparty.

(4) The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii)  the weighted average Net Mortgage Rate of the mortgage loans plus (B) the net swap payment owed to or from the trust, if any, divided by the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period multiplied by 360 divided by actual number of days.

Excess Interest (1) (2)

Distribution Period	Excess Interest (1)(2)
25-Oct-06	2.18%
25-Nov-06	1.47%
25-Dec-06	1.47%
25-Jan-07	1.47%
25-Feb-07	1.47%
25-Mar-07	1.48%
25-Apr-07	1.48%
25-May-07	1.48%
25-Jun-07	1.48%
25-Jul-07	1.48%
25-Aug-07	1.48%
25-Sep-07	1.49%
25-Oct-07	1.49%
25-Nov-07	1.49%
25-Dec-07	1.49%
25-Jan-08	1.49%
25-Feb-08	1.50%
25-Mar-08	1.50%
25-Apr-08	1.50%
25-May-08	1.50%
25-Jun-08	1.51%
25-Jul-08	1.51%
25-Aug-08	1.52%
25-Sep-08	1.52%
25-Oct-08	1.52%
25-Nov-08	1.53%
25-Dec-08	1.53%
25-Jan-09	1.53%
25-Feb-09	1.54%
25-Mar-09	1.55%
25-Apr-09	1.56%
25-May-09	1.56%
25-Jun-09	1.57%
25-Jul-09	1.61%
25-Aug-09	1.67%
25-Sep-09	1.70%
25-Oct-09	1.76%
25-Nov-09	1.62%
25-Dec-09	1.67%
25-Jan-10	1.62%
25-Feb-10	1.62%
25-Mar-10	1.78%
25-Apr-10	1.62%
25-May-10	1.67%
25-Jun-10	1.62%
25-Jul-10	1.67%
25-Aug-10	1.62%
25-Sep-10	1.61%
25-Oct-10	1.67%
25-Nov-10	1.62%
25-Dec-10	1.67%
25-Jan-11	1.62%
25-Feb-11	1.62%
25-Mar-11	1.79%
25-Apr-11	1.63%
25-May-11	1.68%
25-Jun-11	1.63%
25-Jul-11	1.75%
25-Aug-11	1.88%
25-Sep-11	1.88%
25-Oct-11	2.08%
25-Nov-11	1.90%
25-Dec-11	2.09%
25-Jan-12	1.92%
25-Feb-12	1.93%
25-Mar-12	2.31%
25-Apr-12	1.95%
25-May-12	2.14%
25-Jun-12	1.97%
25-Jul-12	2.17%
25-Aug-12	1.99%
25-Sep-12	2.00%
25-Oct-12	2.20%
25-Nov-12	2.02%
25-Dec-12	2.22%
25-Jan-13	2.05%
25-Feb-13	2.06%
25-Mar-13	2.63%

1.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) the Pool 1 Mortgage Loans prepay at a speed of 30% CPR

2.

Excess Interest for any Distribution Date is equal to (x) the product of (a) 12 and (b) interest remaining after payment of current interest, divided by (B) the principal balance of the Pool 1 Certificates prior to any distributions of principal on such Distribution Date plus or minus any Net Swap Payments made to or from the swap provider.

Pool 1 Mortgage Loan Statistics

All Collateral Statistics set forth in the tables below and in the proceeding pages are approximate and subject to change based on final collateral

Original Principal Balance-Pool 1

Range of Original Principal Balance ($)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 100,000.00	90	$7,250,387.38	1.19%	7.447680	703.0	76.61	76.61	2.470	12.672	52
100,000.01 - 200,000.00	430	65,727,747.19	10.79	7.224042	708.6	78.53	78.53	2.394	12.460	52
200,000.01 - 300,000.00	328	80,979,687.65	13.29	7.050891	710.8	78.67	78.67	2.410	12.338	50
300,000.01 - 400,000.00	194	67,065,712.25	11.01	7.030565	715.0	78.04	78.04	2.369	12.239	53
400,000.01 - 500,000.00	229	103,949,245.84	17.06	7.006904	706.9	77.05	77.05	2.302	12.295	51
500,000.01 - 600,000.00	173	95,219,287.35	15.63	6.950678	714.9	77.43	77.43	2.299	12.236	51
600,000.01 - 700,000.00	81	52,550,732.87	8.63	7.047922	701.8	75.00	75.00	2.275	12.381	49
700,000.01 - 800,000.00	43	32,281,279.79	5.30	6.831320	715.3	71.47	71.47	2.276	12.112	51
800,000.01 - 900,000.00	15	12,853,013.39	2.11	7.000316	709.6	73.23	73.23	2.250	12.533	45
900,000.01 - 1,000,000.00	25	23,995,688.48	3.94	7.046846	722.5	67.54	67.54	2.299	12.490	47
1,000,000.01 - 1,100,000.00	6	6,473,742.38	1.06	7.174913	682.6	67.83	67.83	2.250	12.333	53
1,100,000.01 - 1,200,000.00	5	5,784,679.24	0.95	6.604862	743.3	70.91	70.91	2.351	11.605	58
1,200,000.01 - 1,300,000.00	4	5,050,991.45	0.83	7.068425	753.3	72.45	72.45	2.499	12.318	52
1,300,000.01 - 1,400,000.00	5	6,760,022.47	1.11	7.040678	685.8	70.99	70.99	2.474	12.237	54
1,400,000.01 - 1,500,000.00	6	8,910,784.66	1.46	6.984309	735.1	64.63	64.63	2.417	12.153	54
1,500,000.01 - 2,000,000.00	7	11,966,386.07	1.96	7.273672	726.2	71.17	71.17	2.393	12.734	47
2,000,000.01 - 2,500,000.00	4	9,078,152.73	1.49	7.473226	748.9	59.19	59.19	2.436	12.707	52
2,500,000.01 - 3,000,000.00	5	13,276,899.84	2.18	7.329845	708.1	67.55	67.55	2.450	12.520	53
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

(1)As of the Cut-off Date, the average Original Principal Balance of the Mortgage Loans in Pool 1 is expected to be approximately $369,864.

Cut-off Date Stated Principal Balance(1)-Pool 1

Range of Cut-Off Date Stated Principal Balances ($)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 100,000.00	90	$7,250,387.38	1.19%	7.447680	703.0	76.61	76.61	2.470	12.672	52
100,000.01 - 200,000.00	431	65,887,747.19	10.82	7.223195	708.7	78.49	78.49	2.394	12.459	52
200,000.01 - 300,000.00	328	80,979,687.65	13.29	7.050891	710.8	78.67	78.67	2.410	12.338	50
300,000.01 - 400,000.00	195	67,462,512.25	11.07	7.036267	715.0	78.14	78.14	2.368	12.243	53
400,000.01 - 500,000.00	231	104,884,193.47	17.22	7.001867	707.5	77.03	77.03	2.301	12.292	51
500,000.01 - 600,000.00	170	94,162,539.72	15.46	6.948777	714.6	77.37	77.37	2.300	12.232	51
600,000.01 - 700,000.00	81	52,550,732.87	8.63	7.047922	701.8	75.00	75.00	2.275	12.381	49
700,000.01 - 800,000.00	42	31,846,279.79	5.23	6.837553	714.3	71.49	71.49	2.276	12.122	51
800,000.01 - 900,000.00	15	12,853,013.39	2.11	7.000316	709.6	73.23	73.23	2.250	12.533	45
900,000.01 - 1,000,000.00	25	23,995,688.48	3.94	7.046846	722.5	67.54	67.54	2.299	12.490	47
1,000,000.01 - 1,100,000.00	6	6,473,742.38	1.06	7.174913	682.6	67.83	67.83	2.250	12.333	53
1,100,000.01 - 1,200,000.00	5	5,784,679.24	0.95	6.604862	743.3	70.91	70.91	2.351	11.605	58
1,200,000.01 - 1,300,000.00	4	5,050,991.45	0.83	7.068425	753.3	72.45	72.45	2.499	12.318	52
1,300,000.01 - 1,400,000.00	5	6,760,022.47	1.11	7.040678	685.8	70.99	70.99	2.474	12.237	54
1,400,000.01 - 1,500,000.00	6	8,910,784.66	1.46	6.984309	735.1	64.63	64.63	2.417	12.153	54
1,500,000.01 - 2,000,000.00	7	11,966,386.07	1.96	7.273672	726.2	71.17	71.17	2.393	12.734	47
2,000,000.01 - 2,500,000.00	4	9,078,152.73	1.49	7.473226	748.9	59.19	59.19	2.436	12.707	52
2,500,000.01 - 3,000,000.00	5	13,276,899.84	2.18	7.329845	708.1	67.55	67.55	2.450	12.520	53
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

(1)As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 1 is expected to be approximately $369,196.

Current Rate-Pool 1

Range of Current Rate (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
4.501 - 5.000	1	$77,000.00	0.01%	5.000000	669.0	11.00	11.00	2.250	10.000	58
5.001 - 5.500	8	3,127,297.50	0.51	5.398962	737.8	77.73	77.73	2.250	11.063	41
5.501 - 6.000	60	26,825,075.49	4.40	5.867580	720.1	76.20	76.20	2.262	11.234	47
6.001 - 6.500	248	95,116,959.67	15.61	6.376357	724.9	75.47	75.47	2.271	11.748	49
6.501 - 7.000	524	204,804,010.04	33.62	6.800497	709.7	75.74	75.74	2.290	11.988	53
7.001 - 7.500	413	146,225,954.71	24.00	7.317574	708.1	73.78	73.78	2.381	12.582	51
7.501 - 8.000	274	100,541,969.92	16.50	7.756483	711.5	76.48	76.48	2.431	13.093	50
8.001 - 8.500	111	29,926,146.64	4.91	8.284963	702.8	80.40	80.40	2.504	13.708	48
8.501 - 9.000	10	2,386,672.06	0.39	8.655934	667.9	81.72	81.72	2.600	13.656	58
10.001 - 10.500	1	143,355.00	0.02	10.188000	565.0	95.00	95.00	2.250	15.188	57
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

(1)As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 1 is expected to be approximately 7.049%.

Original Term (Months)-Pool 1

Original Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
348	1	$560,000.00	0.09%	5.500000	725.0	85.00	85.00	2.250	11.500	35
349	1	133,716.51	0.02	5.750000	712.0	77.50	77.50	2.250	11.750	31
351	1	211,354.59	0.03	5.750000	781.0	81.00	81.00	2.250	11.750	32
360	1,647	608,269,369.93	99.85	7.050823	712.0	75.62	75.62	2.343	12.330	51
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Remaining Term to Maturity(1)-Pool 1

Range of Remaining Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
341 - 345	1	$133,716.51	0.02%	5.750000	712.0	77.50	77.50	2.250	11.750	31
346 - 350	11	4,830,318.39	0.79	5.891443	739.6	81.06	81.06	2.250	11.550	34
351 - 355	35	13,401,828.52	2.20	6.822088	686.8	73.83	73.83	2.327	11.954	51
356 - 360	1,603	590,808,577.61	96.99	7.063555	712.4	75.62	75.62	2.344	12.344	51
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

(1)As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 1 is expected to be approximately 358.

Age-Pool 1

Age (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	15	$11,716,154.69	1.92%	7.501640	704.4	69.79	69.79	2.346	12.891	51
1	284	100,243,658.06	16.46	7.402416	712.0	73.99	73.99	2.512	12.862	48
10	3	1,329,829.75	0.22	5.958470	711.4	78.47	78.47	2.250	11.550	36
11	3	1,039,856.91	0.17	6.080719	744.7	77.54	77.54	2.250	11.470	40
12	1	472,277.14	0.08	6.500000	748.0	90.00	90.00	2.250	11.500	48
13	1	527,000.00	0.09	5.625000	760.0	85.00	85.00	2.250	11.625	23
14	1	690,000.00	0.11	5.625000	764.0	79.00	79.00	2.250	11.625	22
2	899	330,611,842.83	54.27	6.911926	715.6	76.39	76.39	2.319	12.142	52
3	322	127,885,610.37	20.99	7.105508	708.2	74.96	74.96	2.286	12.387	50
4	85	21,122,666.25	3.47	7.277095	695.6	78.93	78.93	2.268	12.463	52
5	16	3,044,347.19	0.50	6.875015	707.6	76.95	76.95	2.328	12.107	49
6	11	5,875,426.52	0.96	7.064459	653.0	74.21	74.21	2.384	12.161	54
7	3	1,067,400.00	0.18	6.461659	693.8	78.88	78.88	2.250	11.462	53
8	3	1,481,121.32	0.24	6.354461	699.2	73.76	73.76	2.250	11.780	42
9	3	2,067,250.00	0.34	6.507090	741.1	65.82	65.82	2.250	11.507	51
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Credit Score(1)-Pool 1

Range of Credit Score	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
1 - 600	4	$3,452,955.84	0.57%	7.099458	590.1	79.52	79.52	2.508	12.240	51
601 - 620	7	1,612,295.99	0.26	7.948202	610.5	80.47	80.47	2.345	13.139	52
621 - 640	59	19,465,626.55	3.20	7.157409	632.3	76.38	76.38	2.315	12.415	51
641 - 660	141	51,326,892.84	8.43	7.308374	651.0	74.57	74.57	2.386	12.677	49
661 - 680	239	91,163,094.05	14.97	7.117034	669.5	75.16	75.16	2.361	12.342	52
681 - 700	307	105,662,685.71	17.35	6.984996	690.5	75.94	75.94	2.325	12.192	53
701 - 720	250	81,857,380.90	13.44	7.015451	710.3	77.25	77.25	2.331	12.321	50
721 - 740	207	79,298,245.23	13.02	6.999640	729.8	76.11	76.11	2.325	12.207	53
741 - 760	169	67,848,267.23	11.14	7.004663	750.5	76.14	76.14	2.329	12.261	51
761 - 780	139	53,585,229.46	8.80	7.112501	769.8	74.35	74.35	2.384	12.496	48
781 - 800	91	37,762,853.67	6.20	6.804683	789.6	74.32	74.32	2.315	12.217	48
801 - 820	37	16,138,913.56	2.65	6.974564	807.1	71.86	71.86	2.340	12.519	45
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 1 is expected to be approximately 712. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

Original Loan-To-Value Ratios(1)-Pool 1

Range of Original Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
00.01 - 10.00	1	$159,999.23	0.03%	7.250000	716.0	8.00	8.00	2.250	12.250	56
10.01 - 20.00	2	179,000.00	0.03	6.353352	718.0	13.54	13.54	2.535	11.353	59
20.01 - 30.00	12	4,529,318.00	0.74	7.084203	721.3	26.25	26.25	2.294	12.660	44
30.01 - 40.00	10	6,703,621.75	1.10	7.174833	714.3	35.99	35.99	2.360	12.540	49
40.01 - 50.00	27	10,113,321.19	1.66	6.803949	730.3	46.78	46.78	2.339	12.240	48
50.01 - 60.00	49	29,941,201.75	4.92	7.043153	710.3	56.15	56.15	2.353	12.305	52
60.01 - 70.00	148	81,626,239.45	13.40	7.066269	718.4	67.51	67.51	2.336	12.431	49
70.01 - 75.00	130	67,214,315.51	11.03	7.031805	711.1	74.31	74.31	2.304	12.342	50
75.01 - 80.00	1,126	368,386,344.38	60.47	7.018370	710.2	79.75	79.75	2.353	12.268	52
80.01 - 85.00	15	5,642,707.71	0.93	6.724103	708.6	83.93	83.93	2.324	12.238	45
85.01 - 90.00	65	20,510,077.11	3.37	7.401654	712.6	89.86	89.86	2.287	12.667	51
90.01 - 95.00	55	12,226,123.59	2.01	7.614073	708.9	94.52	94.52	2.290	12.770	52
95.01 - 100.00	10	1,942,171.36	0.32	7.181500	752.7	100.00	100.00	2.801	12.464	51
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

(1)As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 1 is expected to be approximately 75.63%.

Original Effective LTV(1)-Pool 1

Range of Original Effective Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
00.01 - 10.00	1	$159,999.23	0.03%	7.250000	716.0	8.00	8.00	2.250	12.250	56
10.01 - 20.00	2	179,000.00	0.03	6.353352	718.0	13.54	13.54	2.535	11.353	59
20.01 - 30.00	12	4,529,318.00	0.74	7.084203	721.3	26.25	26.25	2.294	12.660	44
30.01 - 40.00	10	6,703,621.75	1.10	7.174833	714.3	35.99	35.99	2.360	12.540	49
40.01 - 50.00	27	10,113,321.19	1.66	6.803949	730.3	46.78	46.78	2.339	12.240	48
50.01 - 60.00	49	29,941,201.75	4.92	7.043153	710.3	56.15	56.15	2.353	12.305	52
60.01 - 70.00	148	81,626,239.45	13.40	7.066269	718.4	67.51	67.51	2.336	12.431	49
70.01 - 75.00	130	67,214,315.51	11.03	7.031805	711.1	74.31	74.31	2.304	12.342	50
75.01 - 80.00	1,126	368,386,344.38	60.47	7.018370	710.2	79.75	79.75	2.353	12.268	52
80.01 - 85.00	15	5,642,707.71	0.93	6.724103	708.6	83.93	83.93	2.324	12.238	45
85.01 - 90.00	65	20,510,077.11	3.37	7.401654	712.6	89.86	89.86	2.287	12.667	51
90.01 - 95.00	55	12,226,123.59	2.01	7.614073	708.9	94.52	94.52	2.290	12.770	52
95.01 - 100.00	10	1,942,171.36	0.32	7.181500	752.7	100.00	100.00	2.801	12.464	51
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

(1)As of the Cut-off Date, the weighted average Original Effective Loan-to-Value of the Mortgage Loans in Pool 1 is expected to be approximately 75.63.

Occupancy Type(1)-Pool 1

Occupancy Type	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Primary	1,234	$495,137,311.60	81.28%	6.952578	710.6	75.63	75.63	2.313	12.232	51
Investment	308	76,921,563.22	12.63	7.607562	717.9	76.04	76.04	2.544	12.922	50
Secondary	108	37,115,566.21	6.09	7.172131	718.8	74.69	74.69	2.324	12.399	52
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

(1)Based upon representations of the related borrowers at the time of origination.

Property Type-Pool 1

Property Type	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Single Family	873	$343,262,342.84	56.35%	7.031808	711.9	74.84	74.84	2.334	12.331	51
PUD	381	145,347,542.19	23.86	6.961819	710.9	75.09	75.09	2.333	12.209	52
Condominium	293	88,053,228.61	14.45	7.124472	713.0	78.94	78.94	2.350	12.385	51
2-4 Family	77	26,925,104.61	4.42	7.445313	715.7	77.00	77.00	2.494	12.763	50
Condotel	22	4,277,429.76	0.70	7.414147	716.9	76.61	76.61	2.250	12.579	53
Co-op	4	1,308,793.02	0.21	6.657557	724.5	86.18	86.18	2.250	11.658	58
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Loan Purpose-Pool 1

Loan Purpose	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Purchase	1,123	$373,419,168.50	61.30%	7.078861	716.3	78.71	78.71	2.339	12.321	52
Cash-out	353	161,242,346.98	26.47	7.035773	706.3	69.39	69.39	2.344	12.367	50
Rate / Term Refi	171	73,467,292.04	12.06	6.929918	702.7	73.48	73.48	2.359	12.285	49
Construction to Perm	3	1,045,633.51	0.17	6.593856	734.0	87.73	87.73	2.250	12.594	34
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Loan Documentation-Pool 1

Loan Documentation	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Stated Documentation	671	$208,401,638.69	34.21%	7.149582	701.6	78.09	78.09	2.411	12.423	51
Full	381	136,946,403.57	22.48	6.806219	717.8	76.17	76.17	2.336	12.158	49
Full Asset/Stated Income	257	112,686,614.33	18.50	6.648084	723.8	74.84	74.84	2.260	11.826	54
Asset Verification	113	69,406,235.41	11.39	7.387284	711.1	71.53	71.53	2.336	12.723	50
No Documentation	83	38,370,573.34	6.30	7.400056	710.8	72.09	72.09	2.250	12.752	49
No Ratio	34	19,088,687.89	3.13	7.478481	712.7	70.25	70.25	2.272	12.687	53
No Income Verifier	70	13,734,900.40	2.25	7.732449	725.5	81.83	81.83	2.257	12.797	56
Simply Signature	16	3,844,184.51	0.63	7.327235	704.6	69.82	69.82	2.332	12.727	49
Stated Income/Stated Asset	10	2,662,700.00	0.44	7.395759	715.2	74.83	74.83	2.750	12.571	54
No Income/No Assets Verifier	10	2,630,918.46	0.43	7.728257	678.4	58.38	58.38	2.750	13.270	45
Reduced	5	1,401,584.43	0.23	6.294909	784.2	82.17	82.17	2.571	11.716	33
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Lien-Pool 1

Lien Position	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
First	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Geographic Distribution of Mortgaged Properties(1)-Pool 1

Geographic Location	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Kansas	1	$106,715.86	0.02%	7.500000	714.0	95.00	95.00	2.250	12.500	57
Oklahoma	2	172,200.00	0.03	7.338850	673.2	79.36	79.36	2.250	12.339	57
Iowa	2	195,833.29	0.03	6.627660	707.5	80.00	80.00	2.250	11.628	58
Vermont	1	207,000.00	0.03	7.875000	703.0	90.00	90.00	2.250	12.875	59
Maine	1	245,000.00	0.04	6.500000	728.0	70.00	70.00	2.250	12.500	34
Kentucky	2	320,000.00	0.05	7.400000	720.5	76.73	76.73	2.638	12.625	53
Alaska	2	533,000.00	0.09	6.864916	714.3	62.99	62.99	2.250	12.325	47
Delaware	3	581,481.06	0.10	6.868112	691.1	75.19	75.19	2.324	11.868	57
New Hampshire	3	644,720.00	0.11	7.570161	678.0	81.37	81.37	2.250	12.570	57
Montana	3	752,298.20	0.12	6.777780	733.2	85.33	85.33	2.679	11.969	53
West Virginia	3	754,366.00	0.12	7.003500	678.7	80.00	80.00	2.491	12.698	42
Alabama	6	1,323,050.35	0.22	7.075154	738.2	73.80	73.80	2.250	12.233	53
Wisconsin	4	1,344,786.45	0.22	7.021990	740.1	85.07	85.07	2.250	12.022	58
Louisiana	6	1,372,285.63	0.23	6.299129	752.1	78.41	78.41	2.337	12.244	33
Tennessee	9	1,419,534.10	0.23	6.715360	712.1	83.26	83.26	2.250	11.879	54
New Mexico	5	1,846,828.55	0.30	6.900014	740.4	69.27	69.27	2.250	11.998	55
Indiana	13	2,010,604.92	0.33	6.966208	727.8	79.26	79.26	2.359	12.327	49
District of Columbia	7	2,445,339.18	0.40	6.967398	711.3	79.83	79.83	2.409	12.068	55
Rhode Island	8	3,116,999.99	0.51	7.241418	717.3	65.42	65.42	2.295	12.820	44
Ohio	20	3,333,794.64	0.55	7.406976	708.3	80.48	80.48	2.329	12.635	52
Minnesota	16	3,336,965.61	0.55	6.819238	705.1	79.95	79.95	2.311	12.132	50
South Carolina	17	3,576,133.90	0.59	6.866407	709.4	67.67	67.67	2.288	12.018	54
Missouri	12	4,034,458.36	0.66	7.053672	697.3	74.61	74.61	2.281	12.229	53
Pennsylvania	20	4,781,796.77	0.78	6.896951	706.9	79.16	79.16	2.312	12.153	51
Idaho	12	5,412,400.39	0.89	7.103438	731.4	64.92	64.92	2.410	12.741	42
Michigan	25	5,535,605.31	0.91	7.073658	708.8	71.62	71.62	2.415	12.714	43
Utah	22	5,926,880.13	0.97	7.216536	701.0	80.86	80.86	2.420	12.268	57
Hawaii	16	7,971,442.95	1.31	7.362507	728.7	67.33	67.33	2.367	12.751	48
Connecticut	16	9,620,795.41	1.58	7.267786	701.8	73.05	73.05	2.348	12.431	54
Oregon	31	9,664,355.12	1.59	6.913510	721.3	72.56	72.56	2.361	12.269	49
Texas	64	11,130,059.19	1.83	7.198224	712.9	80.03	80.03	2.329	12.363	51
Colorado	39	12,493,487.59	2.05	7.037114	703.8	76.23	76.23	2.411	12.360	51
Nevada	44	12,678,775.83	2.08	6.992135	720.8	77.97	77.97	2.359	12.115	55
North Carolina	35	12,811,238.91	2.10	7.078943	718.1	77.65	77.65	2.345	12.360	51
Georgia	52	14,013,930.55	2.30	7.006283	713.9	78.24	78.24	2.303	12.189	53
Washington	59	15,377,371.52	2.52	7.279425	714.7	77.90	77.90	2.566	12.743	47
Massachusetts	33	16,168,951.06	2.65	6.861872	729.4	78.11	78.11	2.335	12.215	49
Virginia	65	22,217,173.08	3.65	6.874774	715.2	75.65	75.65	2.373	12.255	49
Maryland	74	24,840,176.08	4.08	7.011491	713.9	77.63	77.63	2.377	12.295	51
Illinois	73	24,943,852.14	4.09	7.124546	712.3	75.92	75.92	2.308	12.460	49
Arizona	83	30,742,414.30	5.05	6.953913	725.4	75.60	75.60	2.298	12.142	53
New Jersey	64	31,474,066.10	5.17	7.036847	720.0	73.60	73.60	2.312	12.352	50
New York	65	34,377,432.66	5.64	7.000378	702.3	73.62	73.62	2.327	12.160	54
Florida	186	58,196,502.99	9.55	7.429215	716.0	76.94	76.94	2.360	12.730	51
California	426	205,122,336.86	33.67	6.962077	705.7	75.23	75.23	2.327	12.236	51
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

(1)As of the Cut off Date, no more than approximately 0.55% of the Pool 1 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Original Prepayment Penalty Term-Pool 1

Original Prepayment Penalty Term (Years)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
2-	2	$637,600.00	0.10%	7.330458	735.1	80.00	80.00	2.750	12.330	59
3-	134	30,178,236.19	4.95	7.629594	701.3	76.70	76.70	2.726	13.056	48
1-	39	9,711,420.03	1.59	7.601462	683.4	75.79	75.79	2.664	13.271	41
0-	1,475	568,647,184.81	93.35	7.008073	713.1	75.56	75.56	2.316	12.274	51
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Prepayment Penalty Remaining Term-Pool 1

Range of Prepayment Penalty Remaining Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
less than 1	1,475	$568,647,184.81	93.35%	7.008073	713.1	75.56	75.56	2.316	12.274	51
6 - 10	12	3,405,320.03	0.56	7.781348	678.5	74.24	74.24	2.722	13.663	35
11 - 15	27	6,306,100.00	1.04	7.504323	686.1	76.63	76.63	2.632	13.058	45
21 - 25	2	637,600.00	0.10	7.330458	735.1	80.00	80.00	2.750	12.330	59
26 - 30	1	106,919.08	0.02	7.250000	690.0	77.14	77.14	2.750	13.250	30
31 - 35	133	30,071,317.11	4.94	7.630944	701.4	76.70	76.70	2.726	13.055	48
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Seller-Pool 1

Seller	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
American Home	449	$171,221,560.62	28.11%	6.553991	725.1	76.14	76.14	2.279	11.760	53
Chase Mortgage	359	182,965,753.57	30.04	7.391516	708.6	71.61	71.61	2.304	12.680	51
Countrywide Home Loans	1	251,121.32	0.04	6.000000	697.0	80.25	80.25	2.250	11.000	52
CTX	8	1,641,130.28	0.27	6.300114	730.2	68.78	68.78	2.250	12.300	33
GreenPoint Mortgage	349	89,976,416.41	14.77	7.577505	703.6	77.32	77.32	2.703	13.095	45
HSBC	3	2,465,509.24	0.40	6.593643	769.3	71.86	71.86	2.250	12.594	35
PHH Mortgage	473	157,847,520.98	25.91	6.922954	705.1	78.82	78.82	2.252	12.114	53
US Central	4	1,943,844.18	0.32	5.800087	734.5	77.07	77.07	2.250	11.800	26
Weichert	4	861,584.43	0.14	6.197705	769.3	83.53	83.53	2.772	11.256	33
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Primary Servicer-Pool 1

Primary Servicer	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Chase	820	$356,690,028.90	58.55%	6.981575%	716.8	73.80	73.80	2.293	12.233	52
Countrywide	1	251,121.32	0.04	6.000000	697.0	80.25	80.25	2.250	11.000	52
GreenPoint	349	89,976,416.41	14.77	7.577505	703.6	77.32	77.32	2.703	13.095	45
HSBC	3	2,465,509.24	0.40	6.593643	769.3	71.86	71.86	2.250	12.594	35
PHH	473	157,847,520.98	25.91	6.922954	705.1	78.82	78.82	2.252	12.114	53
US Central	4	1,943,844.18	0.32	5.800087	734.5	77.07	77.07	2.250	11.800	26
Total	1,650	$609,174,441.03	100.00%	7.048660%	712.1	75.63	75.63	2.342	12.329	51

PMI Coverage-Pool 1

PMI Coverage	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
N/A	1,507	$569,631,482.58	93.51%	7.024798	712.0	74.56	74.56	2.344	12.307	51
12	12	4,672,687.39	0.77	6.880782	703.6	84.02	84.02	2.340	12.388	46
17	1	191,899.00	0.03	6.875000	702.0	83.43	83.43	2.250	11.875	57
25	59	18,876,561.61	3.10	7.411701	715.9	89.85	89.85	2.283	12.684	51
30	43	10,736,030.17	1.76	7.390029	715.2	93.68	93.68	2.309	12.594	51
35	28	5,065,780.28	0.83	7.817115	701.2	96.92	96.92	2.461	12.925	54
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

PMI Company-Pool 1

PMI Company	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
GE	47	$13,385,995.19	2.20%	7.006583	720.6	90.49	90.49	2.348	12.303	49
MGIC	10	3,925,851.14	0.64	7.437178	703.8	89.91	89.91	2.284	12.697	52
NO	1,507	569,631,482.58	93.51	7.024798	712.0	74.56	74.56	2.344	12.307	51
PMI	7	3,119,317.09	0.51	7.657286	723.8	89.15	89.15	2.424	13.199	45
RDN	11	4,057,184.25	0.67	7.753653	708.0	90.00	90.00	2.368	13.143	46
TGIC	4	822,051.43	0.13	7.397045	707.7	93.79	93.79	2.590	12.468	56
UGI	64	14,232,559.35	2.34	7.581648	705.8	92.52	92.52	2.250	12.718	54
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Interest Only (y/n)-Pool 1

Interest Only	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Interest-Only	1,396	$531,973,552.73	87.33%	7.042616%	711.8	75.62	75.62	2.337	12.321	51
Non-IO	254	77,200,888.30	12.67	7.090311	714.0	75.71	75.71	2.381	12.388	50
Total	1,650	$609,174,441.03	100.00%	7.048660%	712.1	75.63	75.63	2.342	12.329	51

IO term (orig)-Pool 1

Original Interest-only Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	254	$77,200,888.30	12.67%	7.090311%	714.0	75.71	75.71	2.381	12.388	50
24	1	690,000.00	0.11	5.625000	764.0	79.00	79.00	2.250	11.625	22
36	28	11,832,009.76	1.94	6.296809	732.0	77.31	77.31	2.250	12.297	32
51	1	650,000.00	0.11	6.250000	680.0	73.69	73.69	2.250	11.250	51
60	140	39,096,883.23	6.42	7.199588	701.9	77.35	77.35	2.250	12.207	56
120	1,226	479,704,659.74	78.75	7.05133	712.0	75.43	75.43	2.346	12.333	51
Total	1,650	$609,174,441.03	100.00%	7.048660%	712.1	75.63	75.63	2.342	12.329	51

IO term remaining-Pool 1

Interest-only Remaining Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	254	$77,200,888.30	12.67%	7.090311%	714.0	75.71	75.71	2.381	12.388	50
10	1	690,000.00	0.11	5.625000	764.0	79.00	79.00	2.250	11.625	22
23	1	527,000.00	0.09	5.625000	760.0	85.00	85.00	2.250	11.625	23
26	2	786,844.18	0.13	5.757291	738.6	77.42	77.42	2.250	11.757	26
28	1	630,000.00	0.10	6.000000	708.0	70.00	70.00	2.250	12.000	28
31	3	524,716.51	0.09	6.629999	675.2	69.99	69.99	2.250	12.630	31
32	6	1,632,869.97	0.27	6.391284	711.8	74.72	74.72	2.250	12.391	32
33	6	2,863,937.10	0.47	6.253770	700.0	75.21	75.21	2.250	12.254	33
34	5	1,975,381.00	0.32	6.567601	752.5	86.43	86.43	2.250	12.568	34
35	4	2,891,261.00	0.47	6.374558	769.7	76.10	76.10	2.250	12.375	35
42	1	650,000.00	0.11	6.250000	680.0	73.69	73.69	2.250	11.250	51
48	1	472,277.14	0.08	6.500000	748.0	90.00	90.00	2.250	11.500	48
49	1	124,000.00	0.02	6.375000	721.0	80.00	80.00	2.250	11.375	49
51	2	1,417,250.00	0.23	6.625000	769.1	62.22	62.22	2.250	11.625	51
52	1	600,000.00	0.10	6.875000	691.0	75.00	75.00	2.250	11.875	52
53	3	1,067,400.00	0.18	6.461659	693.8	78.88	78.88	2.250	11.462	53
54	7	2,824,766.32	0.46	7.211530	702.4	68.71	68.71	2.250	12.310	54
55	5	857,955.00	0.14	7.179036	690.4	81.89	81.89	2.250	12.179	55
56	51	10,148,695.74	1.67	7.595869	690.4	79.90	79.90	2.250	12.596	56
57	42	13,182,715.41	2.16	7.193102	698.0	78.24	78.24	2.250	12.193	57
58	27	8,401,823.62	1.38	6.994522	710.8	77.12	77.12	2.250	11.995	58
112	1	251,121.32	0.04	6.000000	697.0	80.25	80.25	2.250	11.000	52
114	1	177,600.00	0.03	6.500000	724.0	80.00	80.00	2.250	11.500	54
115	4	1,051,450.00	0.17	6.553135	764.7	72.72	72.72	2.475	11.553	55
116	20	7,774,565.84	1.28	6.907343	703.6	77.50	77.50	2.281	12.164	50
117	225	100,033,481.92	16.42	7.094123	710.0	74.47	74.47	2.292	12.391	50
118	728	276,886,445.99	45.45	6.906903	714.1	76.30	76.30	2.318	12.133	52
119	234	82,769,839.98	13.59	7.434306	709.3	74.27	74.27	2.511	12.883	48
120	13	10,760,154.69	1.77	7.610428	699.5	69.49	69.49	2.354	12.946	52
Total	1,650	$609,174,441.03	100.00%	7.048660%	712.1	75.63	75.63	2.342	12.329	51

Margin(1)-Pool 1

Margin (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
2.250	1,273	$478,046,054.51	78.47%	6.917800	713.0	76.01	76.01	2.250	12.158	52
2.375	1	760,000.00	0.12	6.875000	757.0	80.00	80.00	2.375	11.875	58
2.500	29	41,954,795.46	6.89	7.436642	717.2	67.42	67.42	2.500	12.712	51
2.625	2	1,642,000.00	0.27	6.634287	655.0	77.46	77.46	2.625	11.634	58
2.750	328	83,559,180.33	13.72	7.619670	703.3	77.03	77.03	2.750	13.148	45
2.800	1	239,850.00	0.04	6.800000	673.0	90.00	90.00	2.800	11.800	58
3.000	1	211,000.00	0.03	7.375000	691.0	94.00	94.00	3.000	13.375	34
3.250	9	1,638,618.70	0.27	6.810032	757.4	77.22	77.22	3.250	12.045	52
3.350	3	529,557.85	0.09	6.907727	751.5	100.00	100.00	3.350	12.408	45
3.500	2	390,499.75	0.06	7.236555	763.5	100.00	100.00	3.500	12.723	46
3.875	1	202,884.43	0.03	5.875000	714.0	95.00	95.00	3.875	7.875	33
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

(1)As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 1 is expected to be approximately 2.342%.

Maximum Mortgage Rate(1)-Pool 1

Range of Maximum Mortgage Rate (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
7.751 - 8.000	1	$202,884.43	0.03%	5.875000	714.0	95.00	95.00	3.875	7.875	33
9.751 - 10.000	1	77,000.00	0.01	5.000000	669.0	11.00	11.00	2.250	10.000	58
10.001 - 10.250	2	528,000.00	0.09	5.250000	688.0	74.75	74.75	2.250	10.250	58
10.251 - 10.500	2	522,348.40	0.09	5.419403	781.9	66.50	66.50	2.250	10.419	58
10.501 - 10.750	8	4,317,800.76	0.71	5.726975	691.6	76.01	76.01	2.250	10.727	58
10.751 - 11.000	25	11,858,226.36	1.95	5.944459	735.3	74.17	74.17	2.250	10.944	57
11.001 - 11.250	35	14,301,931.14	2.35	6.226109	720.6	76.55	76.55	2.250	11.226	57
11.251 - 11.500	137	47,522,303.45	7.80	6.399155	719.0	77.49	77.49	2.274	11.443	56
11.501 - 11.750	215	86,011,134.74	14.12	6.633649	710.5	75.60	75.60	2.275	11.688	56
11.751 - 12.000	239	90,782,407.75	14.90	6.852732	705.7	77.30	77.30	2.279	11.916	56
12.001 - 12.250	186	66,479,663.94	10.91	6.996504	715.0	74.39	74.39	2.297	12.192	53
12.251 - 12.500	202	76,493,999.35	12.56	7.141850	712.2	73.62	73.62	2.349	12.434	51
12.501 - 12.750	163	66,951,215.05	10.99	7.359765	716.5	74.17	74.17	2.356	12.679	50
12.751 - 13.000	121	38,224,780.25	6.27	7.467786	707.3	76.99	76.99	2.412	12.914	47
13.001 - 13.250	91	29,197,335.96	4.79	7.575259	716.6	76.37	76.37	2.468	13.202	43
13.251 - 13.500	83	26,701,569.11	4.38	7.677961	707.6	73.33	73.33	2.484	13.439	39
13.501 - 13.750	63	25,137,213.76	4.13	7.788375	712.9	76.01	76.01	2.497	13.698	36
13.751 - 14.000	33	11,072,064.41	1.82	7.913122	709.0	78.86	78.86	2.510	13.904	32
14.001 - 14.250	25	8,287,688.59	1.36	8.207531	699.1	78.97	78.97	2.545	14.208	33
14.251 - 14.500	17	4,361,518.58	0.72	8.470210	680.0	79.13	79.13	2.672	14.470	35
15.001 - 15.250	1	143,355.00	0.02	10.188000	565.0	95.00	95.00	2.250	15.188	57
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

(1)As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 1 is expected to be approximately 12.329%.

Index-Pool 1

Index	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
CMT_1YR	1	$202,884.43	0.03%	5.875000	714.0	95.00	95.00	3.875	7.875	33
LIBOR_1YR	1,206	499,149,637.56	81.94	6.929271	713.7	75.25	75.25	2.280	12.176	52
LIBOR_6MO	443	109,821,919.04	18.03	7.593466	704.4	77.29	77.29	2.624	13.032	47
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Months To Roll-Pool 1

Months To Roll	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
21	1	$249,844.54	0.04%	6.875000	754.0	80.00	80.00	2.750	12.875	21
22	12	3,462,724.88	0.57	7.031815	704.5	76.45	76.45	2.623	13.032	22
23	14	4,322,300.00	0.71	7.488606	714.9	80.64	80.64	2.689	13.489	23
25	1	405,115.25	0.07	6.250000	792.0	80.00	80.00	2.250	12.250	25
26	2	786,844.18	0.13	5.757291	738.6	77.42	77.42	2.250	11.757	26
28	1	630,000.00	0.10	6.000000	708.0	70.00	70.00	2.250	12.000	28
30	1	106,919.08	0.02	7.250000	690.0	77.14	77.14	2.750	13.250	30
31	4	704,830.98	0.12	6.469007	676.9	68.56	68.56	2.250	12.469	31
32	11	3,918,251.40	0.64	6.715265	711.6	80.24	80.24	2.287	12.715	32
33	75	36,595,373.59	6.01	7.109007	718.8	71.48	71.48	2.319	13.087	33
34	189	73,200,701.81	12.02	6.932540	720.9	74.81	74.81	2.371	12.933	34
35	119	42,238,055.34	6.93	7.244688	717.9	74.65	74.65	2.521	13.245	35
36	8	4,566,654.69	0.75	7.130042	695.9	74.49	74.49	2.250	13.130	36
48	1	472,277.14	0.08	6.500000	748.0	90.00	90.00	2.250	11.500	48
49	2	634,741.66	0.10	5.972678	714.6	75.98	75.98	2.250	10.973	49
50	1	542,985.57	0.09	6.250000	672.0	80.00	80.00	2.250	11.250	50
51	3	2,067,250.00	0.34	6.507090	741.1	65.82	65.82	2.250	11.507	51
52	2	851,121.32	0.14	6.616833	692.8	76.55	76.55	2.250	11.617	52
53	3	1,067,400.00	0.18	6.461659	693.8	78.88	78.88	2.250	11.462	53
54	10	5,768,507.44	0.95	7.061020	652.4	74.15	74.15	2.378	12.140	54
55	12	2,339,516.21	0.38	6.997333	716.8	79.47	79.47	2.351	11.997	55
56	74	17,204,414.85	2.82	7.405050	692.0	78.63	78.63	2.264	12.405	56
57	246	91,040,392.24	14.94	7.104734	703.8	76.34	76.34	2.272	12.105	57
58	699	254,638,416.14	41.80	6.900883	714.3	76.85	76.85	2.300	11.901	58
59	152	54,210,302.72	8.90	7.501160	707.7	73.05	73.05	2.488	12.501	59
60	7	7,149,500.00	1.17	7.738994	709.9	66.79	66.79	2.407	12.739	60
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51